UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Harte-Hanks, Inc.

(Name of Registrant as Specified In Its Charter)

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HARTE-HANKS, INC.

200 Concord Plaza Drive, Suite 800

San Antonio, Texas 78216

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2005

As a stockholder of Harte-Hanks, Inc., you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting is to be held at 200 Concord Plaza Drive, First Floor, San Antonio, Texas 78216, on Tuesday, May 17, 2005, at 10:00 a.m. Central Time, for the following purposes:

1.	To elect three Class III directors, each for a three-year term;

2.	To adopt and approve the Harte-Hanks 2005 Omnibus Incentive Plan; and

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, you may assure your shares are represented at the meeting by promptly voting and submitting your proxy by telephone, by Internet, or by signing, dating and mailing the enclosed proxy in the enclosed stamped envelope for which no additional postage is required if mailed in the United States.

By Order of the Board of Directors

PAUL S. HACKER

Vice President, Legal and Secretary

San Antonio, Texas

April 15, 2005

YOUR VOTE IS IMPORTANT.

PLEASE VOTE BY TELEPHONE, BY INTERNET OR EXECUTE AND RETURN

PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

HARTE-HANKS, INC.

200 Concord Plaza Drive, Suite 800

San Antonio, Texas 78216

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2005

This Proxy Statement is furnished to stockholders of Harte-Hanks, Inc. (“Harte-Hanks” or the “Company”) for use at the 2005 Annual Meeting of Stockholders to be held on Tuesday, May 17, 2005 at 10:00 a.m. (Central Time) at 200 Concord Plaza Drive, First Floor, San Antonio, Texas 78216 (the “Annual Meeting”). The enclosed proxy is solicited on behalf of the Board of Directors of the Company. A stockholder voting by phone, by Internet or by executing the accompanying proxy has the right to revoke it at any time prior to the voting thereof by notifying the secretary of the Company in writing, executing a subsequent proxy or attending the meeting and voting in person. Unless a contrary choice is so indicated, all votes sent via telephone or the Internet or all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the proxy card. The record date for stockholders entitled to vote at the Annual Meeting is the close of business on March 31, 2005 (the “Record Date”). The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to stockholders is April 15, 2005.

VOTING PROCEDURES

The accompanying proxy card is designed to permit each stockholder of record at the Record Date to vote in the election of Class III directors and the adoption and approval of the Harte-Hanks, Inc. 2005 Omnibus Incentive Plan, as further described in this Proxy Statement. The proxy card provides space for a stockholder to:

(i)	vote in favor of or to withhold voting for the nominees for Class III Directors;

(ii)	vote for or against the proposal to adopt and approve the Harte-Hanks 2005 Omnibus Incentive Plan;

(iii)	vote for or against any other proposal to be considered at the Annual Meeting; or

(iv)	abstain from voting on any proposal other than the election of Class III directors if the stockholder chooses to do so.

The holders of a majority of all of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Abstentions and broker “non-votes” are counted as present at the Annual Meeting for purposes of determining whether a quorum is present. A broker “non-vote” occurs when a nominee, such as a bank or a broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner with respect to that vote. Absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote the shares with respect to the approval of non-routine matters.

Under current New York Stock Exchange (“NYSE”) Rules, the approval and adoption of the Harte Hanks 2005 Omnibus Plan requires that both (1) a majority of our issued and outstanding shares cast a vote on the proposal, and (2) affirmative votes constitute at least a majority of the total votes cast. For this purpose, broker non-votes are not deemed to be votes cast, and therefore will have a negative effect on determining whether the first NYSE requirement has been met. Additionally, abstentions are deemed to be votes cast, but because they are not affirmative votes, they will have a negative effect on determining whether the second NYSE requirement has been met.

The election of Class III Directors will be decided by a plurality of the votes cast at the Annual Meeting. For that reason, abstentions and broker non-votes will not affect the outcome of the election of directors. Under current New York Stock Exchange Rules, the approval and adoption of the Harte-Hanks 2005 Omnibus Plan requires the affirmative vote of a majority of the votes cast, provided, that, the total votes cast on this proposal represent over 50% of all of the Common Stock entitled to vote. For that reason, broker non-votes will not affect the outcome of the approval and adoption of the Harte-Hanks 2005 Omnibus Incentive Plan, so long as over 50% of the outstanding shares of the Common Stock are voted on this proposal. Abstentions will be included in the vote total with the result that an abstention will have the same effect as a negative vote.

If you are not voting by telephone or the Internet, stockholders are urged to sign the enclosed proxy and return it promptly. When a signed card is returned with choices specified with respect to voting matters, the shares represented are voted by the proxies designated on the proxy card in accordance with the stockholder’s instructions. The proxies for the stockholders are Larry Franklin and Houston H. Harte.

As of the Record Date, there were 84,571,818 shares of Common Stock outstanding, which were held by approximately 2,639 holders of record. Each owner of record on the Record Date is entitled to one vote for each share of Common Stock held.

The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone, Internet or fax. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock.

MATTERS TO BE BROUGHT BEFORE THE MEETING

Proposal No. 1 — Election of Class III Directors

The current number of members of the Harte-Hanks Board of Directors (the “Board”) is nine (9). The Board is divided into three classes, each of which serves for a three-year term. One class of directors is elected each year. The term of the Company’s three Class III directors will expire at the Annual Meeting. The Class III directors elected in 2005 will serve for a term of three years, which expires at the Annual Meeting of Stockholders in 2008 or when their successors are elected and qualified. The election of directors will be decided by a plurality of the votes cast.

The nominees for Class III directors are Houston H. Harte, Richard M. Hochhauser and Judy C. Odom. Each nominee is a current member of the Board. The Board believes that each nominee will be available and able to serve as a director. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy consistent with the requirement to maintain nearly equal classes, or the Board may fill the vacancy at a later date after selecting an appropriate nominee.

Information with respect to the nominees is set forth in the section of this Proxy Statement entitled “Management — Directors and Executive Officers.” The Company believes that the directors and officers of the Company currently intend to vote their shares in favor of each of the nominees for Class III Directors.

THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE “FOR”

EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

Proposal No. 2 — Adoption and Approval of the Harte-Hanks Omnibus Incentive Plan

Harte-Hanks has for many years utilized stock incentives as part of its overall compensation program. The Board believes that stock options and stock-based incentives play an important role in attracting and retaining the services of outstanding personnel and in encouraging such persons to have a greater personal financial investment in Harte-Hanks. The Company’s stockholders approved the Amended and Restated Harte-Hanks, Inc.

1991 Stock Option Plan in 1991 and it has been amended periodically, most recently in 2004, (as amended and restated, the “1991 Plan”). The 1991 Plan permits the granting, either alone or in combination, of “non-qualified” stock options that do not qualify for beneficial treatment under the Internal Revenue Code of 1986, as amended (the “Code”), and incentive stock options under Section 422 of the Code (“ISOs”). Stock options permit the purchase of shares of Harte-Hanks by persons who are responsible for or contribute to the management, growth, success and profitability of Harte-Hanks and who are designated by the Compensation Committee of the Board that administers the 1991 Plan. Judy C. Odom, William K. Gayden and Christopher M. Harte are the current members of the Compensation Committee. In addition, Harte-Hanks allows the members of the Board to elect to receive some or all of their director fees in the form of shares of Harte-Hanks, Inc. Common Stock, par value $1.00 per share (“Common Stock”), under the Harte-Hanks, Inc. 1998 Director Stock Plan (the “Directors’ Plan”, and together with the “1991 Plan”, being the “Existing Plans”).

As of March 31, 2005, under the 1991 Plan, options to purchase 8,043,063 shares of Common Stock were outstanding and 4,306,729 shares of Common Stock remained available for future option grants. As of March 31, 2005, under the Directors’ Plan, 36,960 shares of Common Stock had been issued, leaving 263,040 shares available for future issuance. Therefore, the total number of shares of Common Stock available for issuance under the Existing Plans as of March 31, 2005 was 4,569,769.

On April 3, 2005, the Board approved the Harte-Hanks 2005 Omnibus Incentive Plan (the “2005 Plan”), under which 4,570,000 shares of Common Stock will be reserved for issuance. The 2005 Plan will not become effective unless stockholders approve it. The 2005 Plan is intended, in part, to replace the 1991 Plan and the Directors’ Plan. Upon stockholder approval of the 2005 Plan, the Board will cancel the approximately 4,500,000 shares that would have been available for grant under the Existing Plans. Existing awards granted under the 1991 Plan will continue to vest and/or be exercisable in accordance with their original terms and conditions. Thus, as illustrated in the table below any addition of shares for issuance under the 2005 Plan in excess of those available under the Existing Plans will be negligible.

Shares Available for Grant under Equity Compensation Plans of Harte-Hanks, Inc. (1)

(as of April 3, 2005)

	Prior to Approval of the 2005 Plan	Upon Approval of the 2005 Plan
1991 Plan	4,306,729	0
Directors’ Plan	263,040	0
2005 Plan	0	4,570,000
Total Available for Grant	4,569,769	4,570,000

(1)	Excludes the 1994 Harte-Hanks, Inc. Employee Stock Purchase Plan (“ESPP”).

The Company believes that the directors and officers of the Company currently intend to vote their shares in favor of the adoption and approval of the 2005 Plan.

DESCRIPTION OF THE 2005 PLAN

The following is a description of the principal features of the 2005 Plan. This description is qualified in its entirety by reference to the full text of the 2005 Plan that is included as Annex A to this Proxy Statement.

General

Purposes.    Principal purposes of the 2005 Plan include creating a plan that will allow the Board or its designee to:

•	provide employees, directors and consultants selected for participation (the “Participants”) with added incentives to continue in service to Harte-Hanks,

•	create in Participants a more direct interest in the future success of the operations of Harte-Hanks by relating incentive compensation to the achievement of long-term corporate economic objectives, and

•	attract, retain and motivate Participants by providing them an equity investment in Harte-Hanks.

Types of Awards.    Under the 2005 Plan, several types of awards (collectively, “Awards”) can be made including: non-qualified stock options and incentive stock options (collectively referred to as “Stock Options”), stock appreciation rights (SARs), restricted stock, restricted stock units, Common Stock, performance-based grants payable in cash or any of the above-listed equity Awards, or any other Award established pursuant to the 2005 Plan that may be granted under the 2005 Plan.

Stock Options:    rights to purchase a specified number of shares of Common Stock at a specified price for a given term. Stock Options may be: (a) incentive stock options (“ISOs”), which are intended to meet the requirements of Section 422 of the Code, and as such, offer certain beneficial tax treatment to Participants as described below; and (b) non-qualified stock options, which do not meet the requirements of Section 422 of the Code.

Stock Appreciation Rights:    rights to receive payment from Harte-Hanks equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of the SAR. If awarded, SARs will be paid out in shares of Common Stock.

Restricted Stock:    grants of Common Stock that are subject to substantial risk of forfeiture until certain conditions or restrictions on transferability lapse.

Restricted Stock Units:    rights to receive payment on a future date from Harte-Hanks for the value of Common Stock in the form of Common Stock or cash.

Director Common Stock:    grants of Common Stock to non-employee directors in lieu of cash compensation.

Dividend Equivalents:    rights to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock.

Performance Award:    grants payable in cash, Common Stock or another form of Award based upon the achievement of specified performance targets.

Common Stock:    grants of Common Stock that are not subject to transfer or forfeiture restrictions.

Administration.    The 2005 Plan may be administered by the Board or a committee of the Board. The Compensation Committee, comprised entirely of non-employee directors, will administer the 2005 Plan. The Compensation Committee has broad powers to administer and interpret the 2005 Plan, including the authority to select the Participants, determine the amount and type of Awards to Participants, prescribe terms and conditions not otherwise specified by the 2005 Plan for each Award, and amend or modify such terms and conditions, including accelerating vesting and waiving forfeiture restrictions. The Board must administer the 2005 Plan with respect to any Awards to non-employee directors. The Compensation Committee may delegate some of its authority to one or more members of the Compensation Committee or officers of Harte-Hanks, Inc. Additionally, the Board has the right to terminate the 2005 Plan before its termination date. However, none of the above actions may adversely affect the rights or obligations of any Participant’s outstanding Awards without that particular Participant’s consent. Neither the Compensation Committee nor the Board has the authority to take any action that would constitute a repricing of Stock Options.

Eligibility and Participation.    At its discretion, the Compensation Committee may grant Awards to employees, non-employee directors and consultants of Harte-Hanks, Inc. and its subsidiaries. As of the Record Date, there were approximately 7,100 individuals who would be eligible to receive Awards under the 2005 Plan. Although the number of individuals who will receive Awards under the 2005 Plan is not determinable, in 2004, the Compensation Committee awarded equity to approximately 320 employees under the 1991 Plan.

Future grants of Awards under the 2005 Plan are subject to the discretion of the Compensation Committee and thus, are not determinable at this time.

Calculation of Shares Granted and Available for Grant.    Shares of Common Stock that are issued pursuant to the grant or exercise of Awards will reduce the number of shares remaining available for future issuance under the 2005 Plan. If an Award granted under the 2005 Plan expires or is terminated or forfeited, the shares underlying the Award will again be available for grant under the 2005 Plan. In addition, to the extent shares of Common Stock are used to pay the exercise price of any Stock Options or to satisfy tax withholding obligations, an equal number of shares will become available for issuance under the 2005 Plan. The 2005 Plan will reserve 4,570,000 shares of Common Stock for issuance. The maximum number of shares of Common Stock reserved for issuance under the 2005 Plan may be increased by approval of the Board and the stockholders.

Fair Market Value.    For purposes of the 2005 Plan, the Fair Market Value of a share of Common Stock is equal to the closing price of a share of Common Stock on the last trading day prior to the date in question, except that for same-day sales of Stock Options, the Fair Market Value of the Common Stock at the time of exercise will be the price at which the Common Stock is sold. The Fair Market Value of the Common Stock on March 31, 2005, the Record Date, was $27.56.

Term, Amendment and Termination of the 2005 Plan.    The 2005 Plan will expire 10 years from the date it is approved by the Company’s stockholders, unless terminated by the Board before that date. Any Awards outstanding on that date will continue to remain outstanding in accordance with their respective terms. The 2005 Plan may be amended or discontinued by the Board at any time, unless stockholder approval is required or desirable under applicable law or regulation.

Transferability.    Except as otherwise approved by the Compensation Committee or under a qualified domestic relations order from a court, no Award is assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily. In the event of a Participant’s death, his or her rights and interests in an Award will be transferable by testamentary will or the laws of descent or distribution.

Stock Options and Stock Appreciation Rights

Grants.    The Compensation Committee establishes the number of shares and the terms, including any applicable vesting periods, underlying Stock Options and SARs. The term of these Awards may not exceed 10 years, and in certain circumstances for ISOs, the term may be limited to five years. The exercise price for Stock Options and SARs cannot be less than the Fair Market Value on the date of grant, but the Compensation Committee may establish an exercise price higher than the Fair Market Value.

Payment of Exercise Price.    Payment for shares purchased upon exercise of a Stock Option must be made in full at the time of purchase. Payment may be made in cash, check, or other shares of Common Stock (with some restrictions). With the approval of Harte-Hanks, payment may also be made by broker-assisted same-day sales or by Harte-Hanks withholding enough Common Stock otherwise deliverable upon exercise to pay the exercise price (the value of the Common Stock being determined on the date of exercise). Upon exercising a stock option, a Participant must also pay any required tax withholding. Such tax withholding may be satisfied in cash or shares of Common Stock, as determined by Harte-Hanks.

Termination of Service.    The vesting of Stock Options and SARs ends on the date service to Harte-Hanks ends. Generally, Participants have 90 days after termination to exercise vested Stock Options and SARs. If the termination is due to death or disability, the exercise period is extended to one year. If the Participant is terminated for cause or is in material breach of a legal obligation to Harte-Hanks, the exercise period for Stock Options and SARs ends on the date of termination. Different vesting and exercise periods may apply if approved by the Compensation Committee or are provided for in a written agreement between the Participant and Harte-Hanks.

Restricted Stock and Restricted Stock Units

Grants.    The Compensation Committee establishes the number of shares and the terms, including any applicable vesting schedule, for restricted stock and restricted stock units. Restricted stock is issued as Common Stock that has voting and dividend rights, but is subject to forfeiture and transfer restrictions. Restricted stock units do not have voting or dividend rights, are not considered Common Stock issued and outstanding, and upon vesting may be paid out in Common Stock or cash as determined by the Compensation Committee.

Termination of Service.    Generally, a Participant forfeits all unvested restricted stock and restricted stock units on the day of termination. Different forfeiture terms may apply if approved by the Compensation Committee or are provided for in a written agreement between the Participant and Harte-Hanks.

Performance Awards

A Performance Award entitles the Participant to a payout based upon achievement of certain performance criteria. The Compensation Committee establishes the exact performance criteria and the performance period applicable to the Performance Award. The Compensation Committee also determines whether the payout will be in cash, an equity-based Award or some combination of cash and equity Awards. Performance criteria include a number of measurable criteria that can be tied to the success of Harte-Hanks, including, but not limited to, net profit dollars, net profit growth, net revenue dollars, revenue growth, total shareholder return, cash flow, earnings or earnings per share, growth in earnings or earnings per share, stock price, return on equity or average stockholder’s equity, total stockholder return, return on capital, return on assets or net assets, return on investment, revenue, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin, return on operating revenue, market share, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, customer satisfaction indicators and employee metrics. These criteria may be measured on an absolute basis or relative to a peer group or index and can be measured at the corporate or business unit level.

Director Common Stock

Under the 2005 Plan, non-employee directors may elect to receive all or a portion of their annual retainer and meeting fees in shares of Common Stock. The number of shares is determined by dividing: (a) the dollar amount of the portion of the retainer and meeting fees for the fiscal quarter that is to be paid in shares by (b) the Fair Market Value of one share of Common Stock as of the last day of such fiscal quarter, rounded up to the next full number of shares. Directors may elect to receive their compensation in Common Stock for a fiscal year period. As of the record date, four directors had elected to receive all or a portion of their 2005 compensation in the form of shares of Common Stock.

Other Awards

The Compensation Committee may also, under the 2005 Plan, grant equity-based Awards in lieu of cash bonus payments to Participants. The determination of the number of shares of Common Stock or other Awards that would be issued as a bonus payment will be determined using a reasonable valuation method selected by the Compensation Committee. The Compensation Committee may choose to grant dividend equivalents in conjunction with the grants of Awards. Dividend equivalents on these Awards will be converted to cash or additional shares at such time and by such formula as the Compensation Committee determines. Participants holding restricted stock, Common Stock equivalents, and Common Stock grants have the same dividend rights as other holders of common stock. The Compensation Committee, in its sole discretion, may establish other incentive compensation arrangements under the 2005 Plan pursuant to which Participants may acquire shares of Common Stock.

Federal Income Tax Consequences of Stock Options

The following description of U.S. federal income tax consequences to U.S. Participants and Harte-Hanks is based upon current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences.

Incentive Stock Options.    A Participant who receives an ISO will not recognize any taxable income at the time of grant of the ISO. The exercise of an ISO will not result in any federal income tax consequences to the Participant, except that a certain amount will be an adjustment item for alternative minimum tax purposes. In the event of a disposition of stock acquired upon the exercise of an ISO, the federal income tax consequences depend upon how long the Participant has held the shares. If the Participant does not dispose of the shares until the later of two years following the date of grant or one year following the date of exercise, the Participant will recognize a long-term capital gain or loss upon subsequent disposition of the stock. The amount of the long-term capital gain or loss will be equal to the difference between: (a) the amount realized on the disposition of the shares and (b) the exercise price at which shares were acquired. If the Participant does not satisfy the foregoing holding-period requirements, the Participant will be required to report as ordinary income, in the year of disposition, an amount equal to the excess of: (a) the Fair Market Value of the shares at the time of exercise of the ISO or, if less, the amount realized on the disposition of such shares, over (b) the exercise price for the shares.

Non-Qualified Stock Options.    A Participant who receives non-qualified stock options will not recognize any taxable income at the time of grant. Upon exercise of the non-qualified stock options, a Participant will recognize ordinary income in an amount equal to the excess of: (a) the Fair Market Value of the shares at the time of exercise over (b) the exercise price for the shares. In the case of Participants who are employees of the Company, any ordinary income so recognized will be considered wages subject to applicable tax withholding.

Other Awards.    Awards of SARs, restricted stock units, certain other Awards and dividend equivalents may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. The U.S. Treasury Department and Internal Revenue Service have only recently issued guidance regarding the impact of Section 409A on the taxation of these types of Awards. Generally, to the extent that deferrals of these Awards fail to meet certain requirements under Section 409A, such Awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Section 409A are met. It is the intent of the Company that Awards under the 2005 Plan will be structured and administered in a manner that complies with the requirements of Section 409A.

Deductions for Harte-Hanks.    Subject to the deduction limitation under Section 162(m) of the Code, Harte-Hanks generally will be entitled to a compensation expense deduction in the same amount as any ordinary income recognized by a Participant in connection with the grant, vesting, exercise or payout of Stock Options.

Section 162(m) Limitations

Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to the CEO or any of the other four most highly compensated officers. Certain performance-based compensation is exempt from the deduction limit if it meets the requirements of Section 162(m). One of these requirements is that there is a limit to the number of shares granted to any one individual in a given fiscal year. Accordingly, the 2005 Plan has a limit of 1,500,000 shares subject to equity Awards that can be granted to any individual per fiscal year. The maximum amount payable for a performance-based cash award in any fiscal year may not exceed $2,500,000 or 200% of annual base salary. Stockholder approval of the 2005 Plan will permit any Awards granted under the 2005 Plan to qualify for deductibility to the extent that the compensation is recognized by the Participant as ordinary income and provided that the Awards meet the Section 162(m) performance-based requirements.

Change in Capital Structure; Change in Control

If Harte-Hanks declares a stock split or dividend, or if there is another change in Harte-Hanks capital structure that would result in the increase or decrease of the benefits under the 2005 Plan, then the Compensation Committee will, as it determines, proportionally adjust: (a) the number of shares then available for grant; (b) the number of shares subject to outstanding Awards; and (c) the exercise prices of outstanding Awards. No adjustment may be made if it results in a repricing of a stock option or SAR.

Except to the extent otherwise provided in any agreement between Harte-Hanks and a Participant, upon a Change of Control or Potential Change of Control (each as defined in the 2005 Plan), the Board, in its discretion and on terms it deems appropriate, with respect to any Award, may:

•	cancel the Award in exchange for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (including an amount equal to zero for Awards with respect to which no cash could have been so attained or realized);

•	provide that the Award cannot vest, be exercised or become payable after such event;

•	provide that such Award shall be vested, exercisable and nonforfeitable as to all shares covered thereby and that all restrictions with respect thereto shall lapse, notwithstanding anything to the contrary in the 2005 Plan or an Award Agreement;

•	provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

•	make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding restricted stock, restricted stock units, and in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards that may be granted in the future; provided that no such adjustment shall be effected if it results in a repricing of a Stock Option or SAR.

THE SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES UPON THE PARTICIPANTS IN THE 2005 PLAN CONTAINED IN THIS PROXY STATEMENT DOES NOT PURPORT TO BE COMPLETE.

THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE “FOR”

ADOPTION AND APPROVAL OF THE HARTE-HANKS 2005 OMNIBUS INCENTIVE PLAN.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 31, 2005, the beneficial ownership of each current director, each nominee for director, each executive officer included in the Summary Compensation Table, the directors and executive officers as a group, and each stockholder known to management to own beneficially more than 5% of the Common Stock. Except as noted below, each named person has sole voting power and dispositive power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percent of Class
Larry Franklin (2)	11,950,476	14.1%
Houston H. Harte	11,441,994	13.5%
Ariel Capital Management, Inc. (3)	10,034,881	11.9%
David L. Copeland (4)	9,656,058	11.4%
Shelton Family Foundation	5,085,000	6.0%
Christopher M. Harte (5)	1,879,830	2.2%
Richard M. Hochhauser (6)	1,233,675	1.4%
Gary J. Skidmore (7)	289,571	*
Peter E. Gorman (8)	192,090	*
Dean H. Blythe (9)	42,500	*
William K. Gayden (10)	40,571	*
Dr. Peter T. Flawn (11)	11,718	*
William F. Farley	7,468	*
Judy C. Odom	3,523	*
All Executive Officers and Directors as a Group (18 persons) (12)	28,535,716	33.0%

*	Less than 1%.
(1)	The address of Ariel Capital Management, Inc. is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601. The address of the Shelton Family Foundation is 273 Walnut Street, Abilene, Texas 79601. The address of each other beneficial owner is c/o Harte-Hanks, Inc., 200 Concord Plaza Drive, Suite 800, San Antonio, Texas 78216.

(2)	Includes 415,500 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 3,408,358 shares owned by seven trusts for which Mr. Franklin serves as co-trustee and holds shared voting and dispositive power and to which he disclaims beneficial ownership; 110,000 shares held in trust for his children; 5,085,000 shares owned by the Shelton Family Foundation of which he is one of eight directors and to which he disclaims beneficial ownership; and, 61,405 shares owned by the Franklin Family Foundation of which he is one of four directors and to which he disclaims beneficial ownership.

(3)	Represents shares held by investment advisory clients of Ariel Capital Management, Inc. (“ACM”), no one of which to the knowledge of ACM owns more than 5% of the class. Includes 4,761,185 shares to which ACM has sole voting power and 6,300,932 shares to which ACM has sole dispositive power. Information relating to this stockholder is based on the stockholder’s Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2005.

(4)	Includes 10,900 shares held as custodian for his children; 15,500 shares held as custodian for unrelated minors; 4,277,901 shares that are owned by 28 trusts for which Mr. Copeland serves as trustee or co-trustee and to which he disclaims beneficial ownership; 200,500 shares held by a limited partnership of which he is an officer of the general partner but in which shares he has no pecuniary interest and to which shares he disclaims beneficial ownership; 5,085,000 shares owned by the Shelton Family Foundation, of which he is one of eight directors and to which he disclaims beneficial ownership; and 1,250 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(5)

Includes 300 shares held as custodian for his step-children and child, 1,125,000 shares owned by two trusts for which Mr. Harte serves as co-trustee and in which the trustees have shared voting and dispositive power and to which he disclaims beneficial ownership; 125,001 shares owned by two trusts for the benefit of his child for which Mr. Harte serves as trustee; 450 shares owned indirectly by Mr. Harte’s wife; 590,458 shares held by Spicewood Family Partners, Ltd., of which Mr. Harte is the sole general partner with exclusive voting and dispositive power over all the partnership’s shares; and 1,250 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(6)	Includes 979,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(7)	Includes 250,625 shares that may be acquired upon the exercise of options exercisable within the next 60 days and 2,382 shares held in trust for his children.

(8)	Includes 177,450 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(9)	All of such shares may be acquired upon the exercise of options exercisable within the next 60 days.

(10)	Includes 1,250 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(11)	Includes 1,250 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(12)	Includes 2,157,175 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information about the current directors and executive officers of the Company. Each of the executive officers has held his or her position with the Company, or a similar position with the Company, for at least the past five years, except as noted below.

David L. Copeland	49	Director (Class I)
William F. Farley	61	Director (Class II)
Dr. Peter T. Flawn	79	Director (Class I)
Larry Franklin	62	Director (Class II); Chairman
William K. Gayden	63	Director (Class II)
Christopher M. Harte	57	Director (Class I)
Houston H. Harte	78	Director Nominee (Class III); Vice Chairman
Richard M. Hochhauser	60	Director Nominee (Class III); President and Chief Executive Officer
Judy C. Odom	52	Director Nominee (Class III)
Dean H. Blythe	46	Senior Vice President and Chief Financial Officer
Kathy L. Calta	47	Senior Vice President – Direct Marketing
James S. Davis	57	Senior Vice President – Direct Marketing
William A. Goldberg	48	Senior Vice President – Direct Marketing
Peter E. Gorman	56	Senior Vice President – Shoppers
Gary J. Skidmore	50	Senior Vice President – Direct Marketing
Paul S. Hacker	41	Vice President – Legal and Secretary
Jessica M. Huff	44	Vice President – Finance, Controller and Chief Accounting Officer

Class III directors are to be elected at the Annual Meeting. Messrs. H. Harte and Hochhauser and Ms. Odom are nominees for re-election as Class III directors. The term of Class I directors expires at the 2006 Annual Meeting of Stockholders, and the term of Class II directors expires at the 2007 Annual Meeting of Stockholders.

David L. Copeland has served as a director of the Company since 1996. He has been employed by SIPCO, Inc., the management and investment company for the Andrew B. Shelton family, since 1980 and currently serves as its president. He also serves as a director of First Financial Bankshares, Inc., a financial holding company. Mr. Copeland is Chairman of the Audit Committee of the Board of Directors.

William F. Farley has served as a director of the Company since October 2003. He also serves as a director of Wilsons The Leather Experts Inc., a leading retailer of leather apparel and accessories. He served as Chairman and Chief Executive Officer of Science, Inc., a medical device company, from 2000 to 2002. He also served as President and Chief Executive Officer of Kinnard Investments, a financial services holding company, from 1997 to 2000. From 1990 to 1996, he served as Vice Chairman of U.S. Bancorp, a financial services holding company.

Dr. Peter T. Flawn has served as a director of the Company since 1985, and is President Emeritus of the University of Texas at Austin.

Larry Franklin has served as a director of the Company since 1974. Mr. Franklin was Chief Executive Officer of the Company from 1991 until April 2002. Mr. Franklin also serves as a director of John Wiley & Sons, Inc., a publishing company.

William K. Gayden has served as a director of the Company since 2001. He is chairman and chief executive officer of Merit Energy Company, a private firm specializing in direct investments in oil and gas producing properties, which he formed in 1989.

Christopher M. Harte has served as a director of the Company since 1993. He is a private investor and served as president of the Portland Press Herald and Maine Sunday Telegram for approximately two years beginning June 1992. Prior to becoming president of the Portland newspapers, Mr. Harte spent nine years with Knight-Ridder Newspapers, during which time he served as president and publisher of two newspapers and in other positions. He also serves as a director of Geokinetics, Inc., a provider of three-dimensional seismic acquisition services to U.S. oil and gas businesses, and Crown Resources, Inc., a minerals mining company. Mr. Harte is the nephew of Houston H. Harte.

Houston H. Harte has served as a director of the Company since 1952 and served as Chairman of the Board of Directors from 1972 until May 1999. Since May 1999, Mr. Harte has served as Vice Chairman of the Board of Directors of the Company. Mr. Harte is the uncle of Christopher M. Harte.

Richard M. Hochhauser has served as Chief Executive Officer of the Company since April 2002 and as a director since 1996. Mr. Hochhauser served as Chief Operating Officer of the Company from January 1998 until his appointment as Chief Executive Officer in April 2002. He also has served as President of Harte-Hanks Direct Marketing since 1987 and has held numerous other positions since joining the Company in 1975

Judy C. Odom has served as a director of the Company since September 2003. She also serves on the Board of Leggett & Platt, Incorporated, a diversified manufacturing company, since November, 2002 and serves on the Board of Storage Technology Corporation, a provider of data storage hardware and software products and services, since November, 2003. From 1985 until 2002 she held numerous positions, most recently Chief Executive Officer and Chairman of the Board, at Software Spectrum, Inc., a global business to business software services company, which she co-founded in 1983.

Dean H. Blythe has served as Senior Vice President and Chief Financial Officer of the Company since June, 2003. From November 2001 until February 2004 he served as Vice President – Legal and Secretary of the Company. Prior to joining the Company, he served as Managing Director of TDF Ventures LLC, an investment and transaction advisory firm he founded in 2000. During 2000 he was also Senior Vice President – Corporate Development of Concero, Inc., an information technology consulting firm, and from 1994 to 2000 he was Senior Vice President – Corporate Development, Secretary & General Counsel of Hearst-Argyle Television, Inc., an owner and operator of television stations.

Kathy L. Calta has served as Senior Vice President – Direct Marketing of the Company since March 2004, and previously served as Vice President – Direct Marketing of the Company. She has held various sales and management positions with the Company since 1986.

James S. Davis has served as Senior Vice President – Direct Marketing of the Company since March, 2004, and previously served as Vice President – Direct Marketing of the Company. He has held various sales and management positions with the Company since 1993.

William A. Goldberg has served as Senior Vice President – Direct Marketing of the Company since March 2004 and previously served as Vice President – Direct Marketing of the Company. He has been with the Company since 1978.

Peter E. Gorman has served as Senior Vice President – Shoppers of the Company since 1996.

Gary J. Skidmore has served as Senior Vice President – Direct Marketing of the Company since 2000, and prior to that time was Vice President – Direct Marketing. He has been with the Company since 1982.

Paul S. Hacker has served as Vice President – Legal and Secretary of the Company since February 2004. From April 2002 until February 2004 he was a partner with the global law firm of Baker Botts LLP. From January 1998 until February 2002 he was with the national law firm of Gray Cary LLP where he was a partner.

Jessica M. Huff has served as Controller and Chief Accounting Officer of the Company since 1996.

CORPORATE GOVERNANCE

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. During the past year, we continued to review our corporate governance policies and practices, the recently adopted and proposed corporate governance rules and regulations of the Securities and Exchange Commission (the “SEC”), and the revised corporate governance standards of the New York Stock Exchange (the “NYSE”), the stock exchange on which our Common Stock is traded.

You can access and print the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Principles, Code of Ethics and other Company polices and procedures required by applicable law or regulation at our website at www.harte-hanks.com under the heading “Corporate Governance.” Additionally, you can request copies of any of these documents by writing to our Corporate Secretary at the following address:

Harte-Hanks, Inc.

Concord Plaza Drive,

Suite 800,

San Antonio, Texas 78216

Attention: Corporate Secretary

Independence of Directors

The Board has determined that each of Messrs. David L. Copeland, William F. Farley, Peter T. Flawn, William K. Gayden, Christopher M. Harte and Ms. Judy C. Odom qualify as independent directors in accordance with the rules of the NYSE. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have no “material relationship” with the Company or any of its subsidiaries pursuant to the rules of the NYSE. When assessing the “materiality” of a director’s relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships.

Meeting Attendance and Committees of the Board

The Board held five meetings during 2004. Each member of the Board participated in at least 75% of all Board meetings and all Board committee meetings of which he or she was a member that were held during the period that he or she served as a director, committee member or both. Executive sessions of non-management directors are held regularly at the end of each regular Board meeting to consider other issues that they may determine from time to time without the presence of any member of management. The Chairman of the Board presides at these meetings. The Company does not have a formal policy regarding director attendance at the annual meeting of stockholders, but all directors are encouraged to attend. All directors attended the 2004 Annual Meeting of Stockholders.

The Board has established the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The functions of these committees and their current members are described below.

Audit Committee.    The Audit Committee currently consists of David L. Copeland (Chairman), William F. Farley and Dr. Peter T. Flawn. The Board has determined that each member of the Audit Committee meets the independence requirements and the financial literacy requirements under applicable federal securities laws and the rules of the NYSE. The Board has determined that each of Messrs. Copeland and Farley meet the criteria for

“audit committee financial expert” as defined by applicable federal securities rules. The Report of the Audit Committee, which is set forth below on pages 24 and 25, more fully describes the activities and responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on the Company’s website at www.harte-hanks.com under the heading “Corporate Governance.” During 2004, the Audit Committee met eight times.

Compensation Committee.    The Compensation Committee currently consists of Judy C. Odom (Chairman), William K. Gayden and Christopher M. Harte. The Board has determined that each member of the Compensation Committee meets the independence requirements of the rules of the NYSE, and each is an “outside director” in accordance with Section 162(m) of Code. The Report of the Compensation Committee on Executive Compensation, which is set forth below on pages 20-22, more fully describes the activities and responsibilities of the Compensation Committee. A copy of the Compensation Committee Charter is available on the Company’s website at www.harte-hanks.com under the heading “Corporate Governance.” During 2004, the Compensation Committee met three times.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Christopher M. Harte (Chairman), Dr. Peter T. Flawn and William K. Gayden. The Board has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of the rules of the NYSE. The primary functions of the Nominating and Corporate Governance Committee are to: (a) develop, recommend to the Board, implement and maintain the Company’s corporate governance principles and policies, (b) identify, screen and recruit, consistent with criteria approved by the Board, qualified individuals to become Board members, (c) recommend the slate of director nominees to be elected at the next annual meeting of stockholders, (d) assist the Board in determining the appropriate size, function, operation and composition of the Board and its committees and (e) oversee the evaluation of the Board and management. A copy of the Nominating and Governance Committee Charter is available on the Company’s website at www.harte-hanks.com under the heading “Corporate Governance.” In addition the Company’s Process for Shareholder Communication with the Board, described immediately below, and the Company’s Code of Ethics are available on the Company’s website at www.harte-hanks.com under the heading “Corporate Governance.” During 2004, the Nominating and Corporate Governance Committee met once.

Director Nomination Process

The Nominating and Corporate Governance Committee identifies suitable candidates for the Board and recommends the slate of nominees to the Board. Candidates are selected based upon certain criteria including the individual’s background, experience, expertise, financial acumen and diversity. The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Stockholders may submit director candidates to the Company’s Corporate Secretary at the following address: 200 Concord Plaza Drive, Suite 800, San Antonio, Texas, 78216. Any director candidates submitted by a stockholder will be evaluated in the same manner as other director candidates. All such submissions should include the appropriate biographical information as provided in the Company’s bylaws, as well as adhere to the advance notice provisions of the Company’s bylaws, which are summarized under “Other Matters” on pages 26 and 27. The Nominating and Corporate Governance Committee may use the services of third parties to identify and evaluate potential director nominees for the Board.

Communications with Directors

Shareholders may communicate with the Board, Board committees, individual non-management directors or the non-management directors as a group by writing to Board of Directors – Shareholder Communication, Harte-Hanks, Inc., P.O. Box 1767, San Antonio, Texas 78296. The Company’s independent directors have instructed the Chairman of the Nominating and Governance Committee, currently Christopher M. Harte, to collect and distribute all such communications to the intended recipient(s), assuming he reasonably determines in good faith that such communications do not relate to an improper or irrelevant topic.

Code of Ethics

Harte-Hanks has adopted a Code of Ethics for directors, officers (including Harte-Hanks’ principal executive officer and principal financial officer) and employees which is available on Harte-Hanks’ website at www.harte-hanks.com, under the heading “Corporate Governance.” Additionally, should there be any amendments to, or waivers from, a provision of the Code of Ethics, Harte-Hanks will immediately post such information on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10% of the Common Stock of the Company to file with the SEC reports of security ownership and reports on subsequent changes in its ownership of the Company’s securities. Based solely on a review of copies of such reports, the Company believes all required Section 16(a) reports were timely filed and correctly made by reporting persons during 2004, except for the following: Dean H. Blythe did not timely file one report reporting one reportable transaction; Kathy Calta did not timely file the beginning of her status as a reporting person under Section 16(a) and did not timely file one other report reporting one reportable transaction; David C. Copeland did not timely file one report reporting one reportable transaction; Jim Davis did not timely file the beginning of his status as a reporting person under Section 16(a) and did not timely file two other reports reporting an aggregate of two reportable transactions; William T. Farley did not timely file one report reporting one reportable transaction; Peter T. Flawn did not timely file one report reporting one reportable transaction; William K. Gayden did not timely file one report reporting one reportable transaction; William A. Goldberg did not timely file one report reporting one reportable transaction; Peter E. Gorman did not timely file one report reporting one reportable transaction; Christopher M. Harte did not timely file one report reporting one reportable transaction; Richard H. Hochhauser did not timely file two reports reporting an aggregate of three reportable transactions; Jessica C. Huff did not timely file two reports reporting an aggregate of three reportable transactions; Judy Odom did not timely file one report reporting one reportable transaction; and Gary Skidmore did not timely file two reports reporting an aggregate of two reportable transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 26, 2004, the Company purchased 744,000 shares of its Common Stock for $24.00 per share ($0.24 below the closing price per share of the Company’s Common Stock on April 26, 2004) from two trusts and a private foundation. Mr. Larry Franklin, the Chairman of the Company’s Board, and Mr. David L. Copeland, the Chairman of the Company’s Audit Committee, serve as co-trustees on each of the trusts and are board members of the private foundation. Each of Messrs. Franklin and Copeland disclaim beneficial ownership of such shares.

On April 28, 2004, the Company purchased 100,000 shares of its Common Stock for $24.00 per share (the closing price per share of the Company’s Common Stock on April 28, 2004) from Mr. Houston H. Harte. Mr. Harte is a member of the Company’s Board of Directors.

On August 11, 2004, the Company purchased 100,000 shares of its Common Stock for $24.00 per share (the closing price per share of the Company’s Common Stock on August 10, 2004) from Mr. Houston H. Harte. Mr. Harte is a member of the Company’s Board of Directors.

On September 15, 2004, the Company purchased 100,000 shares of its Common Stock for $24.49 per share (the closing price per share of the Company’s Common Stock on September 15, 2004) from Mr. Houston H. Harte. Mr. Harte is a member of the Company’s Board of Directors.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth certain information regarding compensation earned during each of the last three years by the Chief Executive Officer and each of the Company’s next four most highly compensated executive officers (based on total annual salary and bonus earned during 2004).

Name and Principal Position	Year	Annual Compensation			Long Term Compensation Awards	All Other Compensation(2)
		Salary	Bonus(1)		Options Granted
Richard M. Hochhauser President and Chief Executive Officer	2004 2003 2002	$762,500 693,750 582,500		$961,484 124,609 78,000	125,000 — 325,000	$18,103 17,903 12,307

Peter E. Gorman Senior Vice President; President, Harte-Hanks Shoppers	2004 2003 2002	$365,000 346,231 326,200		$251,166 165,375 191,520	50,000 — 105,000	$8,200 8,000 8,000

Larry Franklin Chairman	2004 2003 2002	$600,000 615,200 674,918	$	— — 58,825	— — —	$16,667 18,440 18,300

Gary J. Skidmore Senior Vice President— Direct Marketing	2004 2003 2002	$330,000 316,250 310,667		$225,225 21,600 4,800	40,000 — 40,000	$8,200 8,000 8,000

Dean H. Blythe Senior Vice President— Chief Financial Officer	2004 2003 2002	$312,500 269,597 220,000		$241,922 24,922 15,730	35,000 50,000 20,000	$8,200 — —

(1)	Bonus amounts are inclusive of payments received under the existing incentive compensation plan. Larry Franklin has elected to defer $574,195, $595,532 and $593,993 of the total compensation payable to him in 2004, 2003 and 2002, respectively, in accordance with the Company’s deferred compensation plan.

(2)	Consisted of (a) matching contributions made by the Company on behalf of the respective individual under the Company’s 401(k) plan, (b) $9,903, $9,903 and $4,302 related to premiums paid annually by the Company on policies insuring the life of Richard M. Hochhauser in 2004, 2003 and 2002, respectively, and (c) $8,467, $10,440 and $10,300 related to premiums paid annually by the Company on policies insuring the life of Larry Franklin in 2004, 2003 and 2002, respectively.

Option Grants During 2004

The following table sets forth information regarding stock options to purchase shares of Common Stock granted during 2004 to the individuals named in the Summary Compensation Table above. The Company did not grant any SARS during the 2004 fiscal year.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options(1)	% of Total Options Granted to Employees in Fiscal Year 2004	Exercise Price ($/share)	Expiration Date

					5%(2)	10%(2)
Richard M. Hochhauser	125,000	9.9	$22.03	02/01/2014	$1,731,819	$4,388,768
Peter E. Gorman	50,000	3.9	22.03	02/01/2014	692,727	1,755,507
Larry Franklin	—	—	—	—	—	—
Gary J. Skidmore	20,000	1.6	22.03	02/01/2014	277,091	702,203
	20,000	1.6	24.42	04/22/2014	307,152	778,384
Dean H. Blythe	35,000	2.8	22.03	02/01/2014	484,909	1,228,855

(1)	The non-qualified stock options described in the table above were granted under the Harte-Hanks, Inc. Amended and Restated 1991 Stock Option Plan (the “1991 Plan”). The exercise price is equal to the fair market value per share of the Common Stock on the grant date, as defined in the 1991 Plan. The stock options vest in equal increments (25% per year) on each of the second, third, fourth and fifth anniversary of the grant date, and expire on the tenth anniversary of the date of grant. Vesting is accelerated upon the occurrence of certain events. (See “Severance Agreements” below).

(2)	The amounts in these columns are the result of calculations at the 5% and 10% annual rates set by the SEC and are not intended to forecast possible appreciation, if any, of the Company’s stock price.

The following table sets forth certain information concerning option exercises during 2004 and unexercised options held at December 31, 2004 by the individuals named in the Summary Compensation Table.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard M. Hochhauser	18,000	$387,320	924,625	485,375	$14,593,492	3,804,746
Peter E. Gorman	60,000	929,550	139,950	165,350	1,609,113	1,286,880
Larry Franklin	300,000	5,114,500	359,250	107,250	4,492,596	1,423,574
Gary J. Skidmore	12,390	236,397	247,010	156,025	2,877,408	1,096,634
Dean H. Blythe	—	—	42,500	137,500	423,650	962,700

(1)	The value is the amount by which the market value of the underlying stock at December 31, 2004 ($25.98) exceeds the aggregate exercise prices of the options.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2004 concerning securities authorized for issuance under equity compensation plans approved by the Company’s stockholders. The Company does not have any equity compensation plans that have not been approved by the Company’s stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	7,228,685	(1)	$16.01	8,445,419	(2)
Equity Compensation Plans not approved by stockholders	N/A		N/A	N/A

(1)	Options issued under the 1991 Plan.

(2)	Includes 264,729, 2,826,290 and 5,354,400 shares available under the Directors’ Stock Plan, the 1994 Employee Stock Purchase Plan and the 1991 Plan, respectively.

Pension Plans

The Company sponsors a defined benefit pension plan qualified under Section 401 of the Code (the “Defined Benefit Plan”). Also, the Company has established an unfunded, non-qualified pension restoration plan, which became effective on January 1, 1994 and was amended and restated on January 1, 2000 (the “Restoration Plan”). The Defined Benefit Plan was frozen as of December 31, 1998, and no further benefits will accrue under that plan. In addition, the Code places certain limitations on the amount of pension benefits that may be paid under qualified plans. Any benefits payable to participants in excess of amounts permitted under the Code will be paid under the Restoration Plan.

The annual pension benefit under the Restoration Plan and the Defined Benefit Plan, taken together, is largely determined by the number of years of employment multiplied by a percentage of the participant’s final average earnings (earnings during the highest five consecutive years). Participation in the Restoration Plan is limited to those employees of Harte-Hanks who are designated by the Board as eligible. All benefits payable under the Restoration Plan are to be paid from the general assets of the Company, but the Company is not required to set aside any funds to discharge its obligations under the Restoration Plan.

The table below may be used to calculate the approximate annual benefits payable at retirement at age 65 under the Company’s Defined Benefit Plan and Restoration Plan to individuals in specified remuneration and years-of-service classifications. The benefits are not subject to any reduction for social security benefits or other offset amounts.

	Years of Credited Service
Highest 5 Year Average Remuneration	15	20	25	30	35
$150,000	$34,090	$45,453	$56,817	$68,180	$79,543
250,000	57,127	76,170	95,212	114,254	133,297
350,000	81,877	109,170	136,462	163,754	191,047
450,000	106,627	142,170	177,712	213,254	248,797
550,000	131,377	175,170	218,962	262,754	306,547
650,000	156,127	208,170	260,212	312,254	364,297
750,000	180,877	241,170	301,462	361,754	422,047
850,000	205,627	274,170	342,712	411,254	479,797
950,000	230,377	307,170	383,962	460,754	537,547

The compensation included in the Summary Compensation Table under salary and bonuses qualifies as remuneration for purposes of the Defined Benefit Plan and the Restoration Plan, except that there are limits on the amounts of bonuses taken into consideration under the Restoration Plan. For purposes of the plans, the officers named in the Summary Compensation Table have the following years of service:

•	Mr. Franklin: 33 years;
•	Mr. Hochhauser: 29 years;
•	Mr. Gorman: 24 years;
•	Mr. Skidmore 10 years; and
•	Mr. Blythe: 3 years.

Compensation of Directors

Annual director’s fees have been set at $50,000, and directors also receive $2,000 for each Board meeting attended. The chairs of the Audit Committee and the Compensation Committee also receive annual fees of $5,000 and $3,000, respectively. Under the Harte-Hanks, Inc. 1998 Director Stock Plan, non-employee directors may elect to receive all or a portion of the cash compensation otherwise payable for such director’s services in Common Stock based upon fair market value. During 2004, David L. Copeland, William F. Farley, Dr. Peter T. Flawn, William K. Gayden, Christopher M. Harte, and Judy C. Odom received director’s fees in cash or in stock of $64,583, $60,000, $60,417, $60,000, $60,000, and $62,750, respectively. In addition, independent directors are granted stock options. Each independent director receives an initial grant of non-statutory stock options exercisable for 5,000 shares of Common Stock, and an annual grant each year thereafter, all such options vesting in equal 25% installments on the second, third, fourth and fifth anniversary of the grant. In 2004, each of the independent directors received non-statutory stock options exercisable upon vesting for 4,200 shares of Common Stock.

Severance Agreements

The Company has entered into a severance agreement with Richard Hochhauser. If (i) Mr. Hochhauser is terminated from his position as Chief Executive Officer of the Company other than for “cause” (ii) Mr. Hochhauser terminates his employment after specified adverse actions are taken by the Company, or (iii) there is a “change in control” of the Company, then in any of such events Mr. Hochhauser will be entitled to severance compensation in a lump sum cash amount equal to 200% of the sum of (A) his annual base salary in effect just prior to such event, plus (B) the average of his bonus or incentive compensation for the two fiscal years preceding such event. In addition to the cash compensation, the Company will continue to provide certain benefits for a two-year period and all options previously granted to Mr. Hochhauser will immediately vest and become fully exercisable. As used in the severance agreement, “cause” means that the executive committed an intentional act of fraud, material damage to Harte-Hanks’ property or wrongful disclosure of Harte-Hanks’ secret processes. “Change in control” means: (i) the Company is merged, reorganized or sells substantially all of its assets and after such transaction less than 60% of the combined voting power of the surviving corporation is received in exchange for securities of Harte-Hanks, or (ii) any person has become a beneficial owner of securities of Harte-Hanks, which when added to any securities already owned by such person would represent in the aggregate 30% or more of the combined voting power of the then outstanding securities of Harte-Hanks.

The Company has also entered into severance agreements with each of its other executive officers named in the Summary Compensation Table above, as well as each of its Vice Presidents. If after a “change in control” of the Company, any of its Senior Vice Presidents is terminated other than for “cause,” or elects to terminate his or her employment under specified circumstances, the executive will be entitled to severance compensation in a lump sum cash amount equal to 200% (each Vice President is entitled to severance compensation equal to 100%) of the sum of (A) his or her annual base salary in effect immediately prior to the change in control, plus (B) the average of his or her bonus or incentive compensation for the two fiscal years preceding the change in control. In addition, a terminated executive will receive a cash payment sufficient to cover health insurance premiums for a period of 18 months. Upon a change in control, all options (50% of such options for each Vice President) previously granted to the executive will immediately vest and become fully exercisable. Under limited circumstances certain of such executives may be entitled to the foregoing benefits upon termination of employment before a “change in control” occurs. As used in these severance agreements, the terms “cause” and “change in control” have the same meanings as used in Mr. Hochhauser’s severance agreement.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Governance

The Compensation Committee is directly responsible for

•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s (“CEO”) compensation,

•	evaluating the CEO’s performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determining and approving the CEO’s compensation level based on this evaluation;

•	making recommendations to the Board with respect to non-CEO executive compensation, incentive compensation plans and equity-based plans; and

•	producing a compensation committee report on executive compensation as required by the Securities and Exchange Commission (the “Commission”).

Compensation Philosophy

The executive compensation programs of Harte-Hanks, Inc. are designed to attract, motivate and retain high performing executives critical to the Company’s long-term success and the creation of stockholder value. Our fundamental philosophy is to link closely our executives’ compensation with the achievement of annual and long-term performance goals. We believe that compensation decisions are complex and best made after a deliberate review of Company performance and industry compensation levels. We recommend compensation awards that are based upon Company, business unit and individual performance and that are designed to motivate our executives to achieve strategic business objectives and to continue to perform at the highest levels in the future. We include a significant equity component in our total compensation recommendations because we believe that equity-based compensation aligns the long-term interests of employees with those of stockholders.

During 2004, we directed the Company to take a fresh look at its executive compensation practices, with a focus on policies relating to executive compensation. Our purpose was to confirm that the Company’s executive compensation policies remain aligned with the goal of enhancing stockholder value through programs that attract, motivate and retain key executives. We selected and engaged a third party consultant to provide independent insights on executive compensation matters. As a direct result of this process, we determined that we should update our current long-term incentive plan. We directed management to prepare the 2005 Plan and recommended the 2005 Plan to the Board for approval and submission to the stockholders of the Company at the 2005 Annual Meeting for adoption and approval.

Our policy is to maximize the tax deductibility of compensation payments to executives under Section 162(m) of the Internal Revenue Code and the regulations thereunder (“Section 162(m)”). In the past, our stockholders have approved our incentive plans designed and administered to qualify compensation awarded thereunder as “performance-based.” Similarly, in this Proxy Statement, upon our recommendation, the Board is seeking stockholder approval of the 2005 Plan, which is designed and intended to be administered to qualify as “performance based.” The Company’s policy is to take reasonable and practical steps to avoid or minimize the amount of compensation that is not deductible from the Company’s taxable income.

Primary Elements of Compensation

The Company is engaged in highly competitive businesses and must attract and retain qualified executives in order to be successful. In 2004, executive compensation was comprised of the following elements:

Base Salary.    The base salaries for the CEO and each of the other executive officers of the Company are determined after review of publicly available information. This includes information concerning the base salaries of executives with similar responsibilities in companies of comparable size engaged in businesses similar to the Company’s core businesses. These companies may include, but are not necessarily the same as, those included in the Peer Group Index Graph in the “Comparison of Stockholder Returns” on page 23.

Annual Incentive Compensation.    The year-end cash bonuses for the CEO and each of the other executive officers are designed to motivate the CEO and the other executive officers to achieve specific annual financial and other goals. These goals are based on the strategic financial and operating performance objectives of the Company overall and each of its business segments. In our review of the strategic and operating plans of the Company and each business segment at the beginning of 2004, we established incremental target performance levels for each executive officer. These target levels included criteria based on the revenue, operating profit and earnings per share growth goals of the Company and the related financial goals of the businesses. The bonus amount paid to each executive for 2004 was based on the target performance levels reached.

Long Term Incentive Compensation.    The Amended and Restated 1991 Stock Option Plan (the “1991 Plan”) forms the basis of the Company’s long-term incentive plan for executives. The Committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. Stock options generally are granted annually. In 2004, options were granted to the executive officers named in the Summary Compensation Table. In selecting recipients for option grants and in determining the size of such grants, the Committee considers various factors, including those set forth below in this report under the caption “Awarding Incentive Compensation for Fiscal 2004.”

Other Compensation.    Each executive also receives benefits typically offered to executives by companies engaged in businesses similar to the Company’s businesses and various benefits generally available to employees of the Company (such as health insurance and 401k matching payments).

Awarding Incentive Compensation for Fiscal 2004

In accordance with the Company’s compensation philosophy, we analyzed several qualitative and quantitative factors when awarding Long Term Incentive Compensation for fiscal 2004. We determined incentive compensation based upon a subjective process, considering all of the factors below. We believe Harte-Hanks, Inc. delivered strong financial performance in 2004, and considered this performance in approving incentive compensation. Specifically, we reviewed:

•	the Company’s and the Company’s business units’ achievements, financial performance and financial ratios, including net revenues, operating income, earnings per share, and several key business drivers,

•	Company, business unit and individual performance, both on an absolute basis and against pre-established performance goals,

•	compensation paid by companies of comparable size in businesses similar to the Company’s businesses,

•	the executive officer’s level of responsibility, and

•	the contributions the Company expects the executive to make in support of the Company’s strategies.

2004 Compensation of the CEO

Base Salary.    In April 2004, Mr. Hochhauser’s annual base salary was increased from $725,000 to $775,000. Total base salary received by Mr. Hochhauser during 2004 was $762,500. In determining the CEO’s base salary, we considered Mr. Hochhauser’s performance, the Company’s performance, and competitive salary data.

Annual Incentive Compensation.    Mr. Hochhauser’s maximum bonus potential for 2004 was 125% of base salary, with a potential range of 0%-125% of base salary depending on the Company’s performance. Mr. Hochhauser’s 2004 cash bonus was approximately 124% of his base salary of $775,000, or $961,484, and was based on the degree of attainment of financial goals established at the beginning of 2004.

Long Term Incentive Compensation.    In 2004, Mr. Hochhauser received option grants for 125,000 shares of Common Stock under the Company’s 1991 Stock Option Plan. In considering option grants for Mr. Hochhauser, the Committee took into consideration the factors described above under the caption “Awarding Incentive Compensation for Fiscal 2004.”

Compensation Committee

Judy C. Odom, Chair	William K. Gayden	Christopher M. Harte

COMPARISON OF STOCKHOLDER RETURNS

The following graph compares the cumulative total return of the Common Stock during the period December 31, 1999 to December 31, 2004 with the Standard & Poor’s 500 Stock Index (the “S&P 500 Index”) and with a peer group including Axciom Corporation, Catalina Marketing Corporation, Choicepoint, Inc., Convergys Corporation, Equifax, Inc., Fair Isaac and Company, Incorporated, infoUSA, Inc., Sykes Enterprises, Incorporated, and Teletech Holdings, Inc.

The S&P 500 Index includes 500 United States companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The peer group is also weighted by market capitalization.

The graph depicts the results of investing $100 in the Common Stock, the S&P 500 Index and the peer group at closing prices on December 31, 1999. It assumes that all dividends were reinvested.

INDEXED RETURNS

Company Name/Index	Base Period Dec 99	Years Ending
		Dec 00	Dec 01	Dec 02	Dec 03	Dec 04
HARTE-HANKS INC	100	109.37	130.71	130.58	153.08	184.08
S&P 500 INDEX	100	90.90	80.09	62.39	80.29	89.03
PEER GROUP	100	109.99	106.84	75.60	85.01	97.62

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) is comprised of three directors. The Board has determined in its business judgment that each Committee member is independent under the standards of director independence established under our Corporate Governance Principles and the NYSE listing requirements and is also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. The Committee has the authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company’s independent auditors. Each of Messrs. Copeland and Farley is a Committee member that the Board has determined is an audit committee financial expert under the rules of the Securities and Exchange Commission.

We act under a written charter that was amended and restated on January 28, 2004. The functions of the Committee focus primarily on its oversight of:

•	The integrity of the Company’s financial statements including the financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	The qualifications and performance of the Company’s independent auditors;

•	The performance of the Company’s internal audit function and independent auditors; and

•	The Company’s compliance with legal and regulatory requirements.

The Committee functions are not intended to duplicate or certify the activities of the Company’s independent auditors or management, nor can the Committee certify that the Company’s independent auditors are “independent” under applicable SEC and the NYSE rules.

We meet with management periodically to consider the scope and adequacy of the Company’s internal controls and the objectivity of its financial reporting and discuss these matters with the Company’s independent auditors, the Company’s internal auditors and appropriate Company financial personnel. We also privately meet at least semi-annually with each of the Company’s independent auditors, KPMG LLP, and the Company’s internal auditors. The Company’s independent auditors and its internal auditors have unrestricted access to the Committee and can meet with us upon request.

In addition, we review the Company’s financial statements and report our recommendations to the full Board for approval and to authorize action. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. In rendering this report, we have relied, without independent verification, on management’s representations that the financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) and on representations of the Company’s independent auditors included in their report on the Company’s financial statements. Our considerations and discussions with management and the independent auditors, however, do not assure that the Company’s financial statements are presented in accordance with GAAP. Likewise, our considerations and discussions with management and the independent auditors do not assure that the audit of the Company’s financial statements has been performed in accordance with generally accepted auditing standards, or that the Company’s independent auditors are in fact independent.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with GAAP and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and for attesting to management’s report on the Company’s internal control over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting.

We held eight meetings during fiscal 2004. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal auditors and KPMG. We discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. We met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. In addition, we reviewed the audited consolidated financial statements for the 2004 fiscal year and met and held discussions with management and the Company’s independent auditors to discuss those financial statements and the audit related thereto.

We reviewed and discussed the Company’s progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2 regarding the audit of internal control over financial reporting. We reviewed and discussed the Company’s guidelines, policies and procedures for risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004 with management, the internal auditors and KPMG. We reviewed and discussed with management, the internal auditors and KPMG management’s annual report on the Company’s internal control over financial reporting and KPMG’s attestation report.

We discussed with management, internal auditors and KPMG the processes supporting certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the Securities and Exchange Commission. In addition, we discussed with management, internal auditors and KPMG the processes supporting management’s annual report on the Company’s internal controls over financial reporting. We met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

We discussed with KPMG matters that independent accounting firms must discuss with audit committees. Our discussions included generally accepted auditing standards and standards of the PCAOB, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

KPMG provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from the Company. We discussed with KPMG their independence from the Company. When considering KPMG’s independence, we reviewed the services KPMG provided to the Company that were not in connection with their audit of the Company’s consolidated financial statements. These services included reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q and the attestation of management’s report on internal control over financial reporting. We also reviewed the audit, audit-related and tax services performed by and the amount of fees paid for such services to, KPMG. In addition, when considering KPMG’s independence, we considered fees received by the Company from KPMG.

Based on these activities, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K. We also have selected KPMG as the Company’s independent auditors for the fiscal year ended December 31, 2005.

Audit Committee

David L. Copeland, Chairman	William F. Farley	Dr. Peter T. Flawn

INDEPENDENT AUDITORS

KPMG LLP, independent certified public accountants, has been selected by the Board, following the recommendation of the Audit Committee, as the Company’s independent auditor for 2005. Representatives of KPMG LLP, who were also the Company’s independent auditors for the year 2004, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PRINCIPAL AUDITOR FEES AND SERVICES

The following table sets forth the aggregate fees billed by KPMG LLP for professional services in or related to 2004 and 2003.

	2004	2003
Audit Fees (1)	$310,000	$220,000
Internal Control Related Fees (2)	$392,000	—
Audit Related Fees (3)	$71,503	$67,746
Tax Fees (4)	$21,080	$21,262
All Other Fees	—	—

Total	$794,583	$309,008

(1)	Fees for the annual financial statement audit and quarterly financial statement reviews.

(2)	Fees for the annual audit of internal control over financial reporting.

(3)	Includes fee assurance and related services other than those included in Audit Fees and Internal Control. Also includes charges for audits of employee benefit plans in 2003 and statutory audits of certain of the Company’s foreign subsidiaries required by countries in which they are domiciled in 2004 and 2003.

(4)	Fees for tax services and matters principally relating to the Company’s foreign operations, including foreign transfer pricing and international taxes.

PRE-APPROVAL FOR NON-AUDIT SERVICES

Pursuant to its charter the Audit Committee preapproves all permitted non-audit services to be performed for the Company by its independent auditors, subject to the de minimis exceptions for permitted non-audit services described in the Exchange Act. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies’ discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

There are two different deadlines for the submission of stockholder proposals. Stockholder proposals that are being submitted for inclusion in the Company’s proxy statement and form of proxy for the next annual meeting must be received by the Company at its principal executive offices on or before December 16, 2005. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Under the Company’s bylaws, stockholder proposals that are being submitted other than for inclusion in the Company’s proxy statement and form of proxy for the Company’s next annual meeting must be received by the Company at its principal executive offices no earlier than February 16, 2006 and no later than March 18, 2006. Such proposals when submitted must be in full compliance with applicable law and the Company’s bylaws. If the Company is not notified of a stockholder proposal by March 1, 2006 then the management proxies may have the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

VOTING VIA THE INTERNET OR BY TELEPHONE

Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

Shares Registered Directly in the Name of the Stockholder

Stockholders with shares registered directly with EquiServe LP, the Company’s transfer agent, may vote telephonically by calling (877) 779-8683 or you may vote via the Internet at the following address on the World Wide Web:

www. eproxyvote.com/hhs and follow the instructions on your screen.

Shares Registered in the Name of a Brokerage Firm or Bank

A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by EquiServe LP for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP Program, you may vote those shares telephonically by calling the telephone number referenced on your voting form or you may vote via the Internet at the following address on the World Wide Web:

www.proxyvote.com and follow the instructions on your screen.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

A copy of the Company’s 2004 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Company’s Annual Report on Form 10-K for 2004 (the “2004 10-K”) and the exhibits filed with it are available on the Company’s website, www.harte-hanks.com in the Investor Relations section. Upon request by any stockholder, Harte-Hanks will furnish, without charge, a copy of the 2004 10-K, without exhibits; and a copy of any or all exhibits will be furnished for a fee which will not exceed the Company’s reasonable expenses. All written requests should be submitted to Harte-Hanks, Inc., 200 Concord Plaza, Suite 800, San Antonio, TX 78216, attention: Investor Relations.

By Order of the Board of Directors

PAUL S. HACKER

Vice President, Legal and Secretary

April 15, 2005

Annex A

HARTE-HANKS, INC.

2005 OMNIBUS INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1 Establishment.    Harte-Hanks, Inc. (the “Company”) has adopted the 2005 Omnibus Incentive Plan (the “Plan”), effective as provided in Section 21.1. The Plan permits the granting of stock options, restricted stock, performance awards, dividend equivalents, restricted stock units, common stock equivalents, stock appreciation rights, and other stock-based awards.

1.2 Purpose.    The purpose of the Plan is to provide employees, directors and consultants selected for participation in the Plan with added incentives to continue in the service of the Company and its affiliates and to create in such employees, directors and consultants a more direct interest in the future success of the operations of the Company and its affiliated corporations by relating incentive compensation to the achievement of long-term corporate economic objectives. The Plan is also designed to attract employees, directors and consultants and to retain and motivate participating employees, directors and consultants by providing an opportunity for equity investment in the Company.

1.3 No Effect on Other Options.    The provisions of the Plan shall have no effect on options or awards granted pursuant to any other plans of the Company, which shall continue to be governed by the terms and provisions of the agreements and the plans governing such grants, as applicable.

ARTICLE II

DEFINITIONS

2.1 Definitions.    The following terms shall have the meanings set forth below:

(a) “Affiliated Corporation” means any corporation that is either a parent corporation with respect to the Company or a subsidiary corporation with respect to the Company (within the meaning of Sections 424(e) and (f), respectively, of the Internal Revenue Code).

(b) “Award” means any award under this Plan of any Stock Option, Restricted Stock Award, Performance Award, Dividend Equivalent, Restricted Stock Unit, Stock Award, Stock Appreciation Right, or any other award established pursuant to the Plan that may be awarded or granted under the Plan (collectively, “Awards”).

(c) “Award Agreement” means a written agreement executed by an authorized officer of the Company (and, if required, by the Participant) which shall contain such terms and conditions with respect to an Award as the Committee shall determine, consistent with the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Bonus Payment” means a payment to a Participant pursuant to a Bonus Plan of the Company.

(f) “Bonus Plan” means a performance-based bonus plan of the Company (including, without limitation, any Management By Objective Plan of the Company), as established by the Board or the Committee from time to time, pursuant to which Bonus Payments are made from time to time in the manner and under the conditions established by the Board or the Committee.

(g) “Cause” means deficiencies in performance or conduct, as determined in the sole discretion of the Company or Affiliated Corporation, resulting in termination of employment.

(h) “Change of Control” means the first day that any one or more of the following conditions shall have been satisfied:

(i) the acquisition of any outstanding voting securities by any person, after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding voting securities of the Company; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company or (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections (iii)(A) and (iii)(B) of this definition;

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, (A) the shareholders of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(i) “Committee” means a committee designated by the Board to administer the Plan, which committee shall be comprised of two or more persons each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Committee members shall also be appointed in such a manner as to satisfy applicable laws and stock exchange requirements.

(j) “Common Stock” means the Company’s $1.00 par value per share voting common stock.

(k) “Consultant” means any person who is not an Employee or Director and who is a consultant or adviser to the Company, any Affiliated Corporation, or any division thereof, if (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

(l) “Director” means (i) a member of the Board.

(m) “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 12.2 of the Plan.

(n) “Effective Date” means the effective date of the Plan, as set forth in Section 21.1 hereof.

(o) “Eligible Employees” means those Employees designated as eligible to participate in the Plan by the Committee.

(p) “Employee” means a natural person who is deemed an employee (including, without limitation, an officer or director who is also an employee, or a person who would be deemed an employee if such person were subject to U.S. income taxes) of the Company, or any Affiliated Corporation, in accordance with the rules contained in Section 3401(c) of the Internal Revenue Code and the regulations thereunder.

(q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means with respect to Common Stock, as of any date, the closing price of a share of Common Stock on the New York Stock Exchange for the last trading day prior to that date. If no such prices are reported, then Fair Market Value shall mean the average of the high and low sale prices for the Common Stock (or if no sale prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers; provided, however, that with respect to same day sales occurring under Section 6.1(c)(ii)(B) of the Plan, Fair Market Value shall mean the per share price actually paid for shares of Common Stock in connection with such sale.

(s) “Incentive Stock Option” means the right to purchase Common Stock granted to an Employee pursuant to Section 6.2, which constitutes an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(t) “Internal Revenue Code” means the Internal Revenue Code of 1986 and the regulations thereunder, each as in effect from time to time.

(u) “Non-Employee Director” means a Director who is not an Employee.

(v) “Non-Qualified Option” means a right to purchase Common Stock granted to a Participant pursuant to Section 6.3, which does not qualify as an Incentive Stock Option or which is designated as a Non-Qualified Option.

(w) “Participant” means an Eligible Employee, Non-Employee Director or Consultant designated by the Committee from time to time during the term of the Plan to receive one or more Awards provided under the Plan.

(x) “Performance Award” shall mean a bonus that is paid in cash, Common Stock, in the form of an Award provided for under the Plan or any combination thereof that is awarded under Article XI of the Plan.

(y) “Performance Criteria” means any measurable criteria using an approach, such as balanced score card, which is tied to the Company’s success that the Committee may determine, including but not limited to, net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, total stockholder return, cash flow, earnings or earnings per share, growth in earnings or earnings per share, return on equity or average stockholders’ equity, stock price, total stockholder return, return on capital, return on assets or net assets, return on investment, revenue, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin, return on operating revenue, market share, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, customer satisfaction indicators, and/or employee metrics. These criteria may be measured on an absolute basis or relative to a peer group or index and can be measured at the corporate or business unit level. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Criteria in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations,

(v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements.

(z) “Restricted Stock Award” means an award of shares of Common Stock granted to a Participant pursuant to Section 8.1 that is subject to certain restrictions imposed in accordance with the provisions of such Section.

(aa) “Restricted Stock Unit” means an award denominated in shares of Common Stock that represents the right to receive payment for the value of such shares pursuant to Section 8.2.

(bb) “Rule 16” and subsections thereof mean Rule 16b and the relevant subsections promulgated under the Exchange Act, as such Rule may be amended from time to time.

(cc) “Section 162(m) Participant” means an Employee who is determined by the Committee to be, or likely to be, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code.

(dd) “Stock Appreciation Right” means a right granted to a Participant pursuant to Article VII to receive payment from the Company equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

(ee) “Stock Option” means an Incentive Stock Option or a Non-Qualified Option.

(ff) “Stock Award” means an award that represents the right to receive shares of Common Stock pursuant to Article X.

2.2 Gender and Number.    Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III

PLAN ADMINISTRATION

3.1 Administration Generally.    The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall have the authority, in its sole discretion, to:

(a) select the Participants from Eligible Employees, Non-Employee Directors and Consultants;

(b) determine the number of shares of Common Stock to be subject to Awards granted pursuant to the Plan;

(c) determine the number of shares of Common Stock to be issued as Bonus Payments;

(d) determine the time at which such Awards and payments are to be granted;

(e) fix the exercise price, period and the manner in which a Stock Option becomes exercisable;

(f) establish the duration and nature of Award restrictions;

(g) determine the Fair Market Value of the Common Stock, in accordance with Section 2.1(s) of the Plan;

(h) determine whether and under what circumstances, if any, an Award may be settled in cash or instead of Common Stock;

(i) modify or amend the terms and conditions of any Award, subject to Article XIX of the Plan;

(j) authorize any person to execute on behalf of the Company any Award Agreement or other instrument required to effect the grant of an Award to be granted or previously granted by the Committee; and

(k) establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan.

The Committee shall determine the form or forms of the Award Agreements, which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to

Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons, subject only to the review of, and consultation with, the Board on all Plan matters except selection of Participants. Notwithstanding any provisions of this Plan to the contrary, the Committee may not take any actions that individually or together would constitute a repricing of existing Stock Options.

3.2 Majority Rule; Unanimous Written Consent.    The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

3.3 Compensation; Professional Assistance; Good Faith Actions.    Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

3.4 Delegation of Authority to Grant Awards.    The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee, one or more members of the Board who are not members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 3.4 shall serve in such capacity at the pleasure of the Committee.

3.5 Committee Composition.    Once a Committee has been appointed pursuant to this Article III, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies (however caused) or remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws and to the extent permitted by (a) Rule 16b-3 as it applies to transactions intended to qualify thereunder as exempt transactions and (b) Section 162(m) of the Internal Revenue Code to preserve the Company’s deductibility of compensation realized by Participants as a result of Awards granted to persons who are Section 162(m) Participants.

3.6 Grants to Non-Employee Directors.    Notwithstanding any provision of the Plan to the contrary, with respect to Awards made to Non-Employee Directors, the Plan shall be administered by the Board, which shall have all powers the Committee would otherwise have with respect to such Awards.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

4.1 Number of Shares.    The aggregate number of shares of Common Stock that may be issued under this Plan shall be 4,570,000 (subject to adjustment in connection with changes in capital structure in accordance with Article XVII). The authorization may be increased with the approval of the Board and the stockholders of the Company.

4.2 Accounting for Awards.    If an Award entitles the holder thereof to receive or purchase shares of Common Stock, the number of shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of shares available for issuance under the Plan. If an Award terminates or is forfeited or cancelled without the issuance of any shares of Common Stock, or if any shares of Common Stock covered by an Award or to which an Award relates are not issued for any other reason, then the number of shares counted against the aggregate number of shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for issuance under the Plan. Shares of Common Stock which are delivered by the Participant or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, shall again be available for granting Awards under the Plan, subject to the limitations of Section 4.1. If any shares of Restricted Stock are surrendered by the Participant or repurchased by the Company, or if any Restricted Stock Units are surrendered by the Participant, then the number of shares counted against the aggregate number of shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such surrender or repurchase by the Company, shall again be available for issuance under the Plan. Notwithstanding the provisions of this Section 4.2, no shares of Common Stock may again be optioned, granted or awarded (i) if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Internal Revenue Code, or (ii) if prohibited by applicable laws, regulations or exchange rules.

ARTICLE V

PARTICIPATION

5.1 Eligibility and Participation; Award Agreements.

(a) Participants in the Plan shall be those Eligible Employees, Non-Employee Directors and Consultants designated by the Committee from time to time during the term of the Plan to receive one or more Awards provided under the Plan, which Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award. Participants who are Employees may be granted from time to time one or more Incentive Stock Options, and Participants (whether or not they are Employees) may be granted one or more Awards that are not Incentive Stock Options; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one Award shall not result in automatic receipt of, or entitlement to, any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto.

(b) Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Internal Revenue Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Internal Revenue Code. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related Award Agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any Award Agreement entered into hereunder, the provisions of the Plan shall govern.

5.2 Limitations.

(a) No Participant shall be granted, in any fiscal year of the Company, an Award covering more than One Million Five Hundred Thousand (1,500,000) shares of Common Stock.

(b) The following limitations shall apply to grants of Stock Options and Stock Appreciation Rights to Participants:

(i) If a Stock Option or Stock Appreciation Right is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Article XVII), the canceled Stock Option or Stock Appreciation Right shall be counted against the limit set forth in Section 5.2(a).

(ii) Incentive Stock Options may not be granted to Non-Employee Directors or to Consultants.

5.3 Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Awards granted to Participants who are subject to Section 16 of the Exchange Act, must comply with the applicable provisions of Rule 16b-3 and shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule (whether or not set forth in an Award Agreement). To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.4 Provisions Applicable to Section 162(m) Participants.

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code.

(b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock, the restrictions of which lapse upon the attainment of performance goals that are related to one or more of the Performance Criteria.

(c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Internal Revenue Code, with respect to any Award granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Internal Revenue Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d) Notwithstanding any other provision of the Plan or any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code shall be subject to any additional limitations set forth in Section 162(m) of the Internal Revenue Code (including any amendment to Section 162(m) of the Internal Revenue Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE VI

STOCK OPTIONS

6.1 General Provisions.

(a) Grant of Stock Options.    Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Stock Options. The Committee in its sole discretion may designate whether a Stock Option granted to an Employee is to be considered an Incentive Stock Option or a Non-Qualified Option. The Committee may grant both an Incentive Stock Option and a Non-Qualified Option to the same Employee at the same time or at different times. Incentive Stock Options and Non-Qualified Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one Stock Option affect the right to exercise any other Stock Option or affect the number of shares of Common Stock for which any other Stock Option may be exercised. All Stock Options granted to Participants who are not Employees shall be Non-Qualified Options. A Stock Option shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement

(b) Manner of Stock Option Exercise.    A Stock Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained herein, (i) by delivery of written notice of exercise to the persons specified by the Company from time to time, in person or through mail, facsimile, electronic mail or other electronic transmission, or by delivery of notice of exercise in such other method as has been approved by the Committee, and (ii) by paying in full, with the written notice of exercise or at such other time as the Committee may establish, the total exercise price under the Stock Option for the shares being purchased. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Stock Option (or portion thereof) that is being exercised and the number of shares with respect to which the Stock Option is being exercised. The exercise of the Stock Option shall be deemed effective upon receipt of such notice and payment to the Company. As soon as practicable after the effective exercise of the Stock Option, and upon satisfaction of all applicable withholding requirements pursuant to Article XIII of the Plan, the Participant, or the Participant’s nominee, shall be recorded on the stock transfer books of the Company as the owner of the shares purchased. The Company may, but is not required to, deliver to the Participant one or more duly issued and executed stock certificates evidencing such ownership.

(c) Payment of Stock Option Exercise Price.    At the time of the exercise of a Stock Option, payment of the total Stock Option exercise price for the shares to be purchased shall be made in the manner specified in the Award Agreement relating to such Stock Option, which may include any or all of the following methods of payment:

(i) at the Participant’s election, either:

(A) in cash or by check; or

(B) by transfer from the Participant to the Company of shares of Common Stock (other than shares of Common Stock that the Committee determines by rule may not be used to exercise Stock Options) that the Participant has held for more than six (6) months with a then current aggregate Fair Market Value equal to the total Stock Option exercise price;

(ii) at the Company’s election:

(A) by the Company retaining a number of shares of Common Stock deliverable upon exercise of a Stock Option whose aggregate Fair Market Value is equal to the exercise price to be paid in connection with such exercise; or

(B) to, the extent permissible under applicable law, delivery to the Company of: (I) a properly executed exercise notice, (II) irrevocable instructions to a broker to sell a sufficient number of the shares being exercised to cover the exercise price and to promptly deliver to the Company (on the same day that the shares of Common Stock issuable upon exercise are delivered) the amount of sale proceeds required to pay the exercise price and any required tax withholding relating to the exercise, and (III) such other documentation as the Committee and the broker shall require to effect a same-day exercise and sale.

(d) Stockholder Privileges.    No Participant shall have any rights as a stockholder with respect to any shares of Common Stock covered by a Stock Option until the Participant or its nominee becomes the holder of record of such Common Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant or its nominee becomes the holder of record of such Common Stock.

6.2 Incentive Stock Options.

(a) Incentive Stock Option Exercise Price.    The per share price to be paid by a Participant at the time an Incentive Stock Option is exercised shall be determined by the Committee at the time an Incentive Stock Option is granted (or deemed to have been granted under applicable tax rules), but in no event shall such exercise price be less than:

(i) one hundred (100) percent of the Fair Market Value, on the date the Incentive Stock Option is granted (or deemed to have been granted under applicable tax rules), of one share of the stock to which such Stock Option relates; or

(ii) one hundred and ten (110) percent of the Fair Market Value, on the date the Incentive Stock Option is granted (or deemed to have been granted under applicable tax rules), of one share of the stock to which such Stock Option relates if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Internal Revenue Code), ten percent or more of the total combined voting power of all classes of stock of the Company or of any Affiliated Corporation (such a Participant is referred to as a “10% Holder”).

(b) Number of Option Shares.    The number of shares of Common Stock subject to an Incentive Stock Option shall be designated by the Committee at the time the Committee decides to grant an Incentive Stock Option.

(c) Aggregate Limitation of Stock Exercisable Under Options.    To the extent the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year under the Plan or otherwise, granted by the Company and Affiliated Corporations, exceeds $100,000, such excess shall be treated as a Non-Qualified Option.

(d) Duration of Incentive Stock Options.    The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee, but in no event shall such period be more than ten years from the date the Stock Option is granted, or, in the case of Participants who are 10% Holders as described in Section 6.2(a)(ii), five years from the date the Stock Option is granted. Upon the expiration of such exercise period, the Incentive Stock Option, to the extent not then exercised, shall terminate. Except as otherwise provided in Article XIV, all Incentive Stock Options granted to a Participant hereunder shall terminate and may no longer be exercised if the Participant ceases to be an Employee.

(e) Restrictions on Exercise of Incentive Stock Options.    Incentive Stock Options may be granted subject to such restrictions as to the timing of exercise of all or various portions thereof as the Committee may determine at the time it grants Incentive Stock Options to Participants.

(f) Disposition of Stock Acquired Pursuant to the Exercise of Incentive Stock Options.    In the event that a Participant makes a disposition (as defined in Section 422(c) of the Internal Revenue Code) of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Stock Option was exercised, the Participant shall send written notice to the Company at its principal office in San Antonio, Texas (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Participant shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of any additional withholding required by federal, state and local income and other tax laws.

6.3 Non-Qualified Stock Options.

(a) Option Exercise Price.    The per share price to be paid by the Participant at the time a Non-Qualified Option is exercised shall be determined by the Committee at the time the Stock Option is granted or amended, but in no event shall such exercise price per share be less than one hundred (100) percent of the Fair Market Value of one share of Common Stock on the date the Stock Option is granted or amended.

(b) Number of Option Shares.    The number of shares of Common Stock subject to a Non-Qualified Option shall be designated by the Committee at the time the Committee decides to grant a Non-Qualified Option.

(c) Duration of Non-Qualified Options; Restrictions on Exercise.    The period during which a Non-Qualified Option may be exercised, and the installment restrictions on option exercise during such period, if any, shall be fixed by the Committee, but in no event shall such period be more than ten years from the date the Stock Option is granted. Upon the expiration of such exercise period, the Non-Qualified Option, to the extent not then exercised, shall terminate. Except as otherwise provided in Article XIV, all Non-Qualified Options granted to a Participant hereunder shall terminate and may no longer be exercised if the Participant ceases to be an Employee, Non-Employee Director or Consultant.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Grant of Rights.    A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

7.2 Stock Appreciation Rights.    Stock Appreciation Rights shall be exercisable in such installments as the Committee may determine. A Stock Appreciation Right shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Committee, but shall not be less than the Fair Market Value of a share of Common Stock on the date on which the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive the economic value of such Stock Appreciation Right determined in the manner prescribed in Section 7.4.

7.3 Exercise of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions consistent with other provisions of the Plan as may be determined from time to time by the Committee and shall include the following:

(a) Manner of Exercise.    A Stock Appreciation Right shall be exercised by the giving of notice in the same manner in which a Stock Option may be exercised.

(b) Payment Upon Exercise.    Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive the economic value thereof, which shall be equal to (i) the excess of the then Fair Market Value of one share of Common Stock on the date of exercise over the exercise price per share specified in the Stock Appreciation Right, multiplied by (ii) the number of shares in respect of which the Stock Appreciation Right is being exercised (the “SAR Value”).

(c) Form of Payment.    A Participant shall receive the SAR Value in shares of Common Stock.

7.4 Stockholder Privileges.    No Participant shall have any rights as a stockholder with respect to any shares of Common Stock covered by a Stock Appreciation Right until the Participant becomes the holder of record of such Common Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Common Stock.

ARTICLE VIII

RESTRICTED AWARDS

8.1 Restricted Stock Awards

(a) Awards Granted by Committee.    Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Awards consisting of shares of Common Stock. The number of shares granted as a Restricted Stock Award shall be determined by the Committee. To the extent required by applicable law, a Participant shall be required to pay to the Company an amount equal to the par value of the Common Stock subject to the Restricted Stock Award as a condition precedent to the issuance of Common Stock to the Participant.

(b) Restrictions.    A Participant’s right to retain a Restricted Stock Award granted to him or her under Section 8.1(a) shall be subject to restrictions on disposition by the Participant an obligation to forfeit and surrender shares to the Company under certain circumstances set forth in the Award Agreement, including but not limited to the Participant’s continuous status as an Employee, Non-Employee Director or Consultant for a restriction period specified by the Committee, or the attainment of any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of employment, director service or consulting service or different performance criteria with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Common Stock shares constituting a Restricted Stock Award. Subject to the provisions of Articles XVI and XIX, if a Participant’s continuous status as an Employee, Non-Employee Director or Consultant terminates prior to the end of such restriction period or the attainment of such performance criteria as may be specified by the Committee, the Restricted Stock Award shall be forfeited and all shares of Common Stock related thereto shall be immediately returned to the Company.

(c) Privileges of a Stockholder; Transferability.    A Participant shall have all voting, dividend, liquidation and other rights with respect to Common Stock in accordance with its terms received by him or her as a Restricted Stock Award under this Article VIII upon becoming the holder of record of such Common Stock; provided however, that the Participant’s right to sell, encumber, or otherwise transfer such Common Stock (and any other securities issued in respect of such shares of Common Stock as a stock dividend, stock split or the like) shall be subject to the limitations of Section 16.3 hereof.

(d) Enforcement of Restrictions.    In the event a Participant receives a stock certificate evidencing the grant of Restricted Stock, the Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.1(b) and 8.1(c):

(i) Placing a legend on the stock certificates referring to the restrictions;

(ii) Requiring the Participant to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

(iii) Requiring that the stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

8.2 Restricted Stock Units.    Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Units. The number of shares of Restricted Stock Units shall be determined by the Committee on the date of grant of such Award and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Unless otherwise specified (a) in the Award Agreement relating to the Restricted Stock Unit or (b) in writing by the Committee, a Participant shall receive the payment for the Restricted Stock Unit in shares of Common Stock. Payment for a Restricted Stock Unit will not be made until the Award has vested, pursuant to a vesting schedule established by the Committee and set forth in the Award Agreement. To the extent such Restricted Stock Unit is a deferral of compensation subject to the requirements of Section 409A of the Internal Revenue Code, the vesting or payment schedule set forth in the Award Agreement shall comply with the requirements of Section 409A(a)(2) and (3) of the Internal Revenue Code. In the event payment for an Award of Restricted Stock Units is made in a form other than in shares of Common Stock pursuant to the terms of this Section 8.2, such payment shall be in an amount equal to the product of (i) Fair Market Value of a share of Common Stock with respect to the relevant vesting date, multiplied by (ii) the number of Restricted Stock Units vesting on such date. Holders of Restricted Stock Units shall have no rights as Company stockholders with respect to such Award. No Dividend Equivalents awards shall be granted in connection with Restricted Stock Units.

ARTICLE IX

NON-EMPLOYEE DIRECTOR STOCK

9.1 Non-Employee Director Stock.    Each Non-Employee Director may receive all or a portion equal to 25%, 50%, or 75% of his or her annual retainer and any meeting fees (which shall include any additional annual retainer or fees paid to a committee chair) in shares of Common Stock if elected by the Non-Employee Director. An election pursuant to this Section 9.1 must be made in writing on or before the first day of the fiscal year to which the election relates and shall entitle the Non-Employee Director to a number of shares of Common Stock determined by dividing (a) the dollar amount of the portion of the retainer for a given quarterly fiscal period that is to be paid in shares of Common Stock by (b) the Fair Market Value of one share of Common Stock as of the last day of such fiscal period, rounded up to the next full number of shares. In the event any person becomes a Non-Employee Director other than at the beginning of an annual retainer period, such person may elect, within thirty (30) days of the date on which such person becomes a Non-Employee Director, to receive his or her retainer and any meeting fees in shares of Common Stock as described above for the balance of such annual retainer period in accordance with the formula set forth in the preceding sentence.

9.2 Elections.    The Committee shall determine the form of Non-Employee Director’s elections pursuant to this Article IX, which form shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Non-Employee Director with respect to Common Stock paid with respect to the Non-Employee Director’s annual retainer and any meeting fees.

ARTICLE X

STOCK AWARDS

Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Stock Awards in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be, but are not required to be, based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. To the extent required by applicable law, a Participant shall be required to pay to the Company an amount equal to the par value of the Common Stock subject to the Stock Award as a condition precedent to the issuance of Common Stock to the Participant.

ARTICLE XI

PERFORMANCE AWARDS

11.1 Performance Awards.

(a) Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

(b) Without limiting Section 11.1(a), the Committee may grant Performance Awards to any 162(m) Participant in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to 162(m) Participants shall be based upon objectively determinable bonus formulas. The maximum amount of any Performance Award payable to a 162(m) Participant under this Section 11.1(b) shall not exceed $2,500,000 or 200% of the Participant’s annual base salary with respect to any fiscal year of the Company calendar year. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to a Performance Award payable to a 162(m) Participant shall be determined on the basis of generally accepted accounting principles.

(c) The form of payment to a Participant in respect of a Performance Award may be cash, shares of Common Stock, any type of other Award under the Plan, or any combination of the foregoing, as determined by the Committee in it sole discretion.

ARTICLE XII

OTHER AWARDS

12.1 Awards in Lieu of Bonus.

(a) Participant Election As to Bonus Payment.    At such time as the Committee determines that a Participant has or may become eligible for a Bonus Payment pursuant to a Bonus Plan, the Committee may notify the Participant as to whether or not the Participant will be required by the Committee to, or will be given the right to elect to, accept all or a part of such Bonus Payment in the form of a Stock Award. If the Committee grants the Participant the right to elect whether to accept the Bonus Payment in Common Stock as a Stock Award, then the Participant shall have ten (10) business days after the receipt of such notice (or such longer period as may be stated in the notice) from the Committee to make such election. The Participant shall notify the Committee with respect to his or her election on such form as may be provided for this purpose by the Committee, setting forth thereon the dollar value of the portion of the Bonus Payment which he or she desires to receive in shares of Common Stock. If a Participant fails to make an election pursuant to this Section 12.1(a) with respect to the mode of payment of a Bonus Payment, the entire Bonus Payment shall be made in cash.

(b) Determination of Number of Shares.    The number of shares of Common Stock or other forms of Awards that shall be issued or credited as a Bonus Payment shall be determined by using a reasonable valuation method specified by the Committee in its sole discretion. No fractional shares of Common Stock or other forms of Awards shall be issued or credited as a part of a Bonus Payment and the value of any such fractional share that would otherwise be issued pursuant to the Participant’s election shall be paid in cash.

(c) Decision of Committee.    The Committee shall have the sole discretion to either accept the Participant’s election with respect to the payment of a Bonus Payment, in whole or in part, in shares of Common Stock under a Stock Award or to determine that a lesser portion, or none, of the Bonus Payment will be made in shares of Common Stock, and the Committee’s determination in this regard shall be final and binding on the Participant.

12.2 Dividend Equivalents.

(a) Coincident with or following designation for participation in the Plan, a Participant may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date any Award denominated in shares of Common Stock is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. To the extent a Dividend Equivalent is a deferral of compensation subject to the requirements of Section 409A of the Internal Revenue Code, the payment of cash or shares of Common Stock under such award shall comply with the requirements of Sections 409A(a)(2) and (3) of the Internal Revenue Code.

(b) Dividend Equivalents granted with respect to Stock Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

12.3 Other Forms of Award.    From time to time during the duration of the Plan, the Committee may, in its sole discretion, adopt one or more other forms of awards for Eligible Employees, Non-Employee Directors or Consultants pursuant to which such Eligible Employees, Non-Employee Directors or Consultants may acquire shares of Common Stock or the economic equivalent thereof, whether by purchase, outright grant or otherwise. Any such arrangements shall be subject to the general provisions of the Plan and, to the extent required under applicable exchange rules, shareholder approval.

ARTICLE XIII

WITHHOLDING

13.1 Withholding Requirement.    The Company’s obligations to deliver shares of Common Stock upon the exercise or receipt of any Award shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

13.2 Withholding With Common Stock.    The Company may, in its sole discretion, allow or require Participants to pay all or any portion of any tax withholding obligation that results from Awards by the Company withholding from shares otherwise issuable to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or such lesser amount. Any such withholding of shares of Common Stock shall be subject to such terms and conditions as the Company may, from time to time, establish; provided, that, in the case of a Participant who is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, then the approval by the Committee of the grant of the award shall be deemed to include approval by the Committee of this withholding provision, unless otherwise specified in the Award Agreement.

ARTICLE XIV

EFFECT OF TERMINATION OF SERVICE ON AWARDS

Except as otherwise provided in a written agreement between the Company and a Participant, the provisions of this Article XIV will apply as follows:

14.1 Effect of Termination of Service on Stock Options and Stock Appreciation Rights.    No Stock Option or Stock Appreciation Right may be exercised unless, at the time of such exercise, the Participant is an Employee, Non-Employee Director or Consultant, except as follows:

(a) Subject to Section 14.1(c), if such termination is due to the death of the Participant, or the Participant dies within three (3) months after such termination, or if such termination occurs after the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code), the Stock Option or Stock Appreciation Right may be exercised, to the extent vested at the time of the Participant’s termination of employment, by the Participant (or, in the case of death, by the person to whom it is transferred by will of the laws of descent and distribution) within a period of one year after the date of death (but in no event longer than the term of the Stock Option or Stock Appreciation Right).

(b) Subject to Section 14.1(c), if the Participant’s employment is terminated for any reason other than those reasons covered by Section 14.1(a), then the Stock Option or Stock Appreciation Right shall be exercisable, to the extent vested at the time of such termination, for a period of ninety (90) days after the date of such termination.

(c) Notwithstanding the provisions of Sections 14.1(a) and (b) above, with respect to all grants of Stock Options or Stock Appreciation Rights, no such grants shall be exercisable after the date of termination of employment if either the termination was for Cause, or if the former Employee, Consultant or Non-Employee Director is then, in the sole judgment of the Company, in material breach of any contractual, statutory, fiduciary or other legal obligation to the Company.

ARTICLE XV

NON-U.S. PARTICIPANTS

The Committee may grant awards to Employees, Consultants and Non-Employee Directors whose relationship with the Company or an Affiliated Corporation is subject to the laws of a foreign jurisdiction (a “Non-U.S. Participant”). However, no Award shall be granted that, as a result of the operation of the laws of a foreign jurisdiction, shall limit the authority, rights and powers of the Company, the Board or the Committee under the Plan, including without limitation, the authority of the Committee to determine whether Awards will be granted and under what circumstances Awards become exercisable, nonforfeitable or payable, unless such limitation is explicitly acknowledged by the Company in the relevant Award Agreement. Any grant of an Award that results in the imposition of any of the foregoing limitations shall be null and void ab initio. Subject to the limitations of this Article XV, the Committee may impose whatever requirements and provisions it deems necessary in its sole discretion to permit an Award to be made to a Non-U.S. Participant. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or an Affiliated Corporation may operate to assure the viability of the benefits of Awards made to Participants employed in the such countries and to meet the intent of the Plan.

ARTICLE XVI

RIGHTS OF PARTICIPANTS

16.1 Employment, Directorship or Consulting Relationship.    Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment, service as a director or consulting relationship with the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation at any time to terminate such service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of service shall be determined by the Committee or its designee.

16.2 Meaning of Continuous Status.    For all purposes of the Plan and unless otherwise specified in the Award Agreement, so long as a Participant is either an Employee or a Non-Employee Director or a Consultant, without a break in between any change in status, he or she shall be considered to be in continuous status as an Employee, Non-Employee Director or Consultant, even if the person is serving in one capacity when the award is granted and subsequently changes to service in a different capacity, such as terminating employment but continuing to serve as a Consultant.

16.3 Nontransferability.    Except as otherwise (a) approved by the Committee and set forth in the Award Agreement between the Company and the Participant or (b) required pursuant to a qualified domestic relations order, no right or interest of any Participant in an Award prior to the completion of the restriction period applicable thereto shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. If permitted by applicable law (including Rule 16b-3, as amended from time to time), the Committee may (but need not) permit the transfer of Awards either generally, to a limited class of persons or on a case-by-case basis. In the event of a Participant’s death, a Participant’s rights and interest in any Awards shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Stock Options or Stock Appreciation Rights may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee or its designee with evidence satisfactory to the Committee or its designee of such status.

16.4 Other Benefits.    The amount of any compensation deemed to be received by an Employee, Non-Employee Director or Consultant as a result of the receipt, vesting, exercise of an Award will not constitute “earnings” with respect to which any other benefits provided by the Company or an Affiliated Corporation to such person are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

16.5 Unfunded Plan.    The Company’s obligation under this Plan shall not be funded or secured in any manner or at any time (including in connection with the change of the Company’s financial health), and the Company shall not be required or permitted to establish any special or separate fund or to make any other segregation of funds or assets to insure the payment of any Awards as to the claims of general creditors. The Company may not set aside assets for the payment of any Awards in a trust or other arrangement that is located outside the United States.

ARTICLE XVII

CHANGE IN CAPITAL STRUCTURE; CHANGE OF CONTROL

17.1 Change in Capital Structure.    Subject to Section 17.4, in the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event including a Change of Control or Potential Change of Control, in the Board’s sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Board may direct the Committee to, in such manner as it may deem equitable, adjust any or all of:

(a) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Article IV);

(b) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(c) The grant or exercise price with respect to any Award; provided that no such adjustment shall be effected if it results in a repricing of a Stock Option or Stock Appreciation Right.

17.2 Extraordinary Events.    Subject to Section 17.4, in the event of any transaction(s) or event(s) described in Section 17.1 or any unusual or nonrecurring transaction(s) or event(s) affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles occurs, including any Change of Control or Potential Change of Control, the Board, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to direct the Committee to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a) To provide for the cancellation of the Award in exchange for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (including an amount equal to zero for Awards with respect to which no cash could have been so attained or realized);

(b) To provide that the Award cannot vest, be exercised or become payable after such event;

(c) To provide that such Award shall be vested, exercisable and nonforfeitable as to all shares covered thereby and that all restrictions with respect thereto shall lapse, notwithstanding anything to the contrary in the Plan or an Award Agreement;

(d) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(e) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Restricted Stock Units and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; provided that no such adjustment shall be effected if it results in a repricing of a Stock Option or Stock Appreciation Right.

(f) Notwithstanding any other provision of the Plan, in no event shall the acceleration of any option hereunder upon a Change of Control occur to the extent an “excess parachute payment” (as defined in Internal Revenue Code Section 280G) would result. If the Board or the Committee determines that such an excess parachute payment would result if any full acceleration under this Section 17.2 occurred (when added to any other payments or benefits contingent on a Change of Control under any other agreements, arrangements or plans) then the extent to which rights are accelerated shall be reduced so that total parachute payments do not exceed 299% of the Participant’s “base amount,” as defined in Internal Revenue Code Section 280G(b)(3).

17.3 162(m); Rule 16(b)-3; Section 280G.    With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), other than in the event of a Change of Control or a Potential Change of Control, no adjustment or action described in this Article XVII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto, or cause and “excess parachute payment” to occur under Internal Revenue Code Section 280G. No adjustment or action described in this Article XVII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Internal Revenue Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions. Furthermore, no adjustment or action described in this Article XVII or in any other provision of the Plan shall be authorized to the extent such adjustment would cause an Award that constitutes a deferral of compensation under Section 409A of the Internal Revenue Code to fail to satisfy the requirements of such Section 409A.

17.4 No Limitation on Company or Stockholders.    The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

17.5 Potential Change of Control.    For purposes of this Article XVII, a Potential Change of Control shall be deemed to have occurred if: (i) a person or persons and/or an entity or entities commence a tender offer for at least fifty percent (50%) of the outstanding Common Stock of the Company, (ii) approval of any transaction or series of transactions that would involve a Change of Control is requested of the Company’s stockholders, (iii) proxies for the election of Directors of the Company are solicited by anyone other than the Company, or (iv)any other event occurs which is deemed to be a Potential Change of Control by the Board.

ARTICLE XVIII

GENERAL RESTRICTIONS

18.1 Investment Representations.    The Company may require any person to whom an Award is granted, as a condition of exercising or receiving such Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

18.2 Compliance with Securities Laws.    Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Award may not be delivered, accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

ARTICLE XIX

PLAN AMENDMENT, MODIFICATION AND TERMINATION

19.1 Amendment or Termination.    The Board, upon recommendation of the Committee or at its own initiative, at any time may terminate the Plan. The Committee, at any time and from time to time and in any respect, may amend or modify the Plan. No such amendment shall be effective unless, the Company shall obtain stockholder approval of any amendment to the extent necessary to comply with the requirements relating to the Plan under U.S. state corporate laws, U.S. federal and state securities laws, the Internal Revenue Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

19.2 Effect of Amendment.

(a) With regard to any Award that has been granted to a Participant, the terms and conditions of the Plan in effect on the date of such grant was made shall govern, notwithstanding subsequent amendments, unless otherwise agreed upon by the Participant; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 18.3, Article XV or Article XVII.

(b) Except as set forth in Section 19.2 (a) hereof, the termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an Award previously granted to him or her without the Participant’s consent. With the consent of the Participant affected, the Committee may amend outstanding Award Agreements in a manner not inconsistent with the Plan.

19.3 Preservation of Incentive Stock Options.    The Board or the Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such Stock Options for such favorable treatment as may be afforded Incentive Stock Options under Section 422 of the Internal Revenue Code.

ARTICLE XX

REQUIREMENTS OF LAW

20.1 Requirements of Law.    The issuance of stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

20.2 Governing Law.    The Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE XXI

EFFECTIVE DATE OF THE PLAN

21.1 Effective Date.    The Plan shall be effective as of the date it is approved by the Stockholders of the Company.

21.2 Duration of the Plan.    The Plan shall terminate at midnight on the date that is the day before the tenth anniversary of the Effective Date, and may be terminated prior thereto by Board action; and no Award shall be granted after such termination. Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions or payable, in accordance with their terms.

HARTE-HANKS, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/hhs [GRAPHIC]	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683) [GRAPHIC]

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZHHA61

☒	Please mark votes as in this example.	#HHA

					FOR	AGAINST	ABSTAIN
1.	Election of Class III Directors.		2.	Adoption and Approval of the Harte-Hanks 2005 Omnibus Incentive Plan.	☐	☐	☐
	Nominees:	(01) Houston H. Harte,
		(02) Richard M. Hochhauser, and
		(03) Judy C. Odom

	FOR WITHHELD ☐ ☐		3.	On any other business that may properly come before the meeting, hereby revoking any proxy or proxies heretofore given by the undersigned.

☐
For all nominee(s) except as written above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

PLEASE SIGN, DATE AND MAIL TODAY.

(Joint owners must EACH sign. Please sign EXACTLY as your name appears on this card.
When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

Signature:	Date:	Signature:	Date:

DETACH HERE	ZHHA62

PROXY

HARTE-HANKS, INC.

BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

AT 10:00 a.m., Central Time, TUESDAY, MAY 17, 2005

200 CONCORD PLAZA DRIVE, FIRST FLOOR

SAN ANTONIO, TEXAS 78216

The undersigned stockholder of Harte-Hanks, Inc. (the “Company”) hereby revokes any proxy or proxies previously granted and appoints Larry Franklin and Houston H. Harte or either of them as proxies, each with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Harte-Hanks, Inc. dated April 15, 2005.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY STOCKHOLDER SIGNING THIS PROXY THAT FAILS TO MARK ITEM 1 (ELECTION OF CLASS III DIRECTORS) OR ITEM 2 (ADOPTION AND APPROVAL OF THE HARTE-HANKS 2005 OMNIBUS INCENTIVE PLAN) WILL BE DEEMED TO HAVE GIVEN THE DESIGNATED PROXIES COMPLETE DISCRETION IN VOTING HIS, HER OR ITS SHARES “FOR” SUCH PROPOSALS. IF ITEM 1 OR ITEM 2 IS MARKED, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE DESIGNATED PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 3. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXCERCISED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE